                                                                    Exhibit 10.1

                                                         As Amended and Restated
                                                         as of February 28, 2005

================================================================================
                                CREDIT AGREEMENT

                            Dated as of May 27, 2004

                                      among

                                    UGS CORP.
                       THE OVERSEAS BORROWERS PARTY HERETO
                                  as Borrowers,

                               UGS HOLDINGS, INC.,

                            JPMORGAN CHASE BANK, N.A.
           as Administrative Agent, Swing Line Lender and L/C Issuer,

                         THE OTHER LENDERS PARTY HERETO,

                          CITICORP NORTH AMERICA, INC.
                              as Syndication Agent

                                       and

                     MORGAN STANLEY SENIOR FUNDING, INC. and
                            WELLS FARGO FOOTHILL, LLC
                           as Co-Documentation Agents
================================================================================

                         J.P. MORGAN SECURITIES INC. and
                          CITIGROUP GLOBAL MARKETS INC.
                  as Joint Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

                                                                                        PAGE
                                      ARTICLE 1
                          DEFINITIONS AND ACCOUNTING TERMS

Section 1.01     Defined Terms.......................................................     8
Section 1.02     Other Interpretive Provisions.......................................    52
Section 1.03     Accounting Terms....................................................    52
Section 1.04     Rounding............................................................    53
Section 1.05     References to Agreements, Laws, etc.................................    53
Section 1.06     Times of Day........................................................    53
Section 1.07     Timing of Payment of Performance....................................    54
Section 1.08     Currency Equivalents Generally......................................    54
Section 1.09     Change of Currency..................................................    54

                                      ARTICLE 2
                        THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01     The Loans...........................................................    54
Section 2.02     Borrowings, Conversions and Continuations of Loans..................    55
Section 2.03     Letters of Credit...................................................    57
Section 2.04     Swing Line Loans....................................................    66
Section 2.04A    Overdraft Loan Facility.............................................    68
Section 2.05     Prepayments.........................................................    72
Section 2.06     Termination or Reduction of Commitments.............................    75
Section 2.07     Repayment of Loans..................................................    76
Section 2.08     Interest............................................................    77
Section 2.09     Fees................................................................    78
Section 2.10     Computation of Interest and Fees....................................    79
Section 2.11     Evidence of Indebtedness............................................    79
Section 2.12     Payments Generally..................................................    80
Section 2.13     Sharing of Payments.................................................    82
Section 2.14     Designation of Overseas Borrower; Termination of
                  Designations.......................................................    83
Section 2.15     Incremental Credit Extensions.......................................    83
Section 2.16     Overseas Borrower Costs.............................................    85
Section 2.17     Currency Equivalents................................................    86

                                      ARTICLE 3
                  TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01     Taxes...............................................................    87
Section 3.02     Illegality..........................................................    89
Section 3.03     Inability to Determine Rates........................................    89
Section 3.04     Increased Cost and Reduced Return; Capital Adequacy;
                  Reserves on Eurodollar Rate Loans..................................    90

Section 3.05     Funding Losses......................................................    91
Section 3.06     Matters Applicable to All Requests for Compensation.................    92
Section 3.07     Replacement of Lenders under Certain Circumstances..................    93
Section 3.08     Survival............................................................    94

                                    ARTICLE 4
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01     Conditions of Initial Credit Extension..............................    94
Section 4.02     Conditions to All Credit Extensions.................................    98
Section 4.03     First Credit Extension to an Overseas Borrower......................    98

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

Section 5.01     Existence, Qualification and Power; Compliance with Laws............    99
Section 5.02     Authorization; No Contravention.....................................    99
Section 5.03     Governmental Authorization; Other Consents..........................    99
Section 5.04     Binding Effect......................................................   100
Section 5.05     Financial Statements; No Material Adverse Effect....................   100
Section 5.06     Litigation..........................................................   101
Section 5.07     No Default..........................................................   101
Section 5.08     Ownership of Property; Liens........................................   101
Section 5.09     Environmental Compliance............................................   102
Section 5.10     Taxes...............................................................   103
Section 5.11     ERISA Compliance....................................................   103
Section 5.12     Subsidiaries; Equity Interests......................................   103
Section 5.13     Margin Regulations; Investment Company Act; Public Utility
                   Holding Company Act...............................................   104
Section 5.14     Disclosure..........................................................   104
Section 5.15     Intellectual Property; Licenses, Etc................................   104
Section 5.16     Solvency............................................................   105
Section 5.17     Perfection, Etc.....................................................   105
Section 5.18     Representations and Warranties of Overseas Borrowers................   105
Section 5.19     Subordination of Senior Subordinated Notes..........................   105
Section 5.20     Labor Matters.......................................................   105

                                    ARTICLE 6
                              AFFIRMATIVE COVENANTS

Section 6.01     Financial Statements................................................   106
Section 6.02     Certificates; Other Information.....................................   107
Section 6.03     Notices.............................................................   109
Section 6.04     Payment of Obligations..............................................   109
Section 6.05     Preservation of Existence, Etc......................................   109
Section 6.06     Maintenance of Properties...........................................   110
Section 6.07     Maintenance of Insurance............................................   110

Section 6.08     Compliance with Laws................................................   110
Section 6.09     Books and Records...................................................   110
Section 6.10     Inspection Rights...................................................   110
Section 6.11     Use of Proceeds.....................................................   110
Section 6.12     Covenant to Guarantee Obligations and Give Security.................   111
Section 6.13     Compliance with Environmental Laws..................................   115
Section 6.14     Further Assurances and Post-Closing Conditions......................   115
Section 6.15     Interest Rate Hedging...............................................   117
Section 6.16     Ownership of Overseas Borrowers.....................................   117
Section 6.17     Designation of Subsidiaries.........................................   117

                                    ARTICLE 7
                               NEGATIVE COVENANTS

Section 7.01     Liens...............................................................   118
Section 7.02     Investments.........................................................   121
Section 7.03     Indebtedness........................................................   124
Section 7.04     Fundamental Changes.................................................   128
Section 7.05     Dispositions........................................................   129
Section 7.06     Restricted Payments.................................................   130
Section 7.07     Change in Nature of Business........................................   133
Section 7.08     Transactions with Affiliates........................................   133
Section 7.09     Burdensome Agreements...............................................   134
Section 7.10     Use of Proceeds.....................................................   134
Section 7.11     Financial Covenants.................................................   134
Section 7.12     Amendments of Organization Documents................................   135
Section 7.13     Accounting Changes..................................................   135
Section 7.14     Prepayments, Etc of Indebtedness....................................   135
Section 7.15     Amendment of Transaction Documents..................................   136
Section 7.16     Equity Interests of the Company and Restricted Subsidiaries.........   136
Section 7.17     Holding Company.....................................................   136
Section 7.18     Designated Senior Debt..............................................   136
Section 7.19     Capital Expenditures................................................   136

                                    ARTICLE 8
                         EVENTS OF DEFAULT AND REMEDIES

Section 8.01     Events of Default...................................................   137
Section 8.02     Remedies Upon Event of Default......................................   139
Section 8.03     Exclusion of Immaterial Subsidiaries................................   140
Section 8.04     Application of Funds................................................   140

                                    ARTICLE 9
                      ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01     Appointment and Authorization of Agents.............................   141
Section 9.02     Delegation of Duties................................................   143

Section 9.03     Liability of Agents.................................................   143
Section 9.04     Reliance by Agents..................................................   143
Section 9.05     Notice of Default...................................................   144
Section 9.06     Credit Decision; Disclosure of Information by Agents................   144
Section 9.07     Indemnification of Agents...........................................   145
Section 9.08     Agents in their Individual Capacities...............................   145
Section 9.09     Successor Agents....................................................   145
Section 9.10     Administrative Agent May File Proofs of Claim.......................   146
Section 9.11     Collateral and Guaranty Matters.....................................   147
Section 9.12     Other Agents; Arrangers and Managers................................   148
Section 9.13     Appointment of Supplemental Administrative Agents...................   148

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01    Amendments, Etc.....................................................   149
Section 10.02    Notices and Other Communications; Facsimile Copies..................   152
Section 10.03    No Waiver; Cumulative Remedies......................................   153
Section 10.04    Attorney Costs, Expenses and Taxes..................................   153
Section 10.05    Indemnification by the Company......................................   154
Section 10.06    Payments Set Aside..................................................   155
Section 10.07    Successors and Assigns..............................................   155
Section 10.08    Confidentiality.....................................................   159
Section 10.09    Setoff..............................................................   160
Section 10.10    Interest Rate Limitation............................................   160
Section 10.11    Counterparts........................................................   161
Section 10.12    Integration.........................................................   161
Section 10.13    Survival of Representations and Warranties..........................   161
Section 10.14    Severability........................................................   161
Section 10.15    Tax Forms...........................................................   161
Section 10.16    Governing Law.......................................................   163
Section 10.17    Waiver of Right to Trial by Jury....................................   164
Section 10.18    Binding Effect......................................................   164
Section 10.19    Judgment Currency...................................................   164
Section 10.20    Lender Action.......................................................   165
Section 10.21    USA PATRIOT Act.....................................................   165
Section 10.22    Agent for Service of Process........................................   165
Section 10.23    Existing Credit Agreement; Effectiveness of Second Amendment and
                   Restatement.......................................................   165

SCHEDULES

   I            Guarantors
   1.01C        Unrestricted Subsidiaries
   1.01D        Mandatory Cost Formulae
   2.01         Commitments
   2.14(a)      Approved Foreign Countries
   5.08(b)      Owned Real Property
   5.09         Environmental Matters
   5.10         Taxes
   5.11         ERISA Compliance
   5.12         Subsidiaries and Other Equity Investments
   6.12(f)      Foreign Subsidiaries to be Liquidated
   7.01(b)      Existing Liens
   7.02(f)      Existing Investments
   7.03(b)      Existing Indebtedness
   7.05(m)      Dispositions
   7.08         Transactions with Affiliates
   7.09         Existing Restrictions
   10.02        Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

   Form of

   A            Committed Loan Notice
   B            Swing Line Loan Notice
   C-1          Term Note
   C-2          Revolving Credit Note
   D            Compliance Certificate
   E            Assignment and Assumption
   F-1          Holdings Guaranty
   F-2          Subsidiary Guaranty
   F-3          Company Guaranty
   G            Security Agreement
   H            Mortgage
   I            Opinion Matters -- Counsel to each additional Overseas Borrower
   J            Election to Participate
   K            Election to Terminate

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT ("AGREEMENT") is entered into as of May 27, 2004, among UGS CORP., a Delaware corporation (to be merged with and into UGS PLM Solutions (as defined herein), the "COMPANY"), the Overseas Borrowers from time to time party hereto, UGS HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), CITICORP NORTH AMERICA, INC., as Syndication Agent, MORGAN STANLEY SENIOR FUNDING, INC. and WELLS FARGO FOOTHILL, LLC, as Co-Documentation Agents, and JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

                             PRELIMINARY STATEMENTS

      Pursuant to the Purchase Agreement (as this and other capitalized terms used in these Preliminary Statements are defined in Section 1.01 below), Parent has purchased from the Seller all of the shares of Common Stock of UGS PLM Solutions owned by the Seller.

      Pursuant to the Credit Agreement, dated as of May 27, 2004, among the Company, Holdings, the Lenders party thereto, and the Agents party thereto (the "ORIGINAL CREDIT AGREEMENT") (a) on the Closing Date, simultaneously with the consummation of the Acquisition, the Term Lenders made Term Loans to the Company in an aggregate Dollar Amount of $500,000,000 and the Revolving Credit Lenders made Revolving Credit Loans to the Company in an aggregate Dollar Amount of up to $30,000,000 to pay, among other things, a portion of the cash consideration for the Acquisition and to pay fees and expenses incurred in connection with the Transaction and (b) the Revolving Credit Lenders agreed to lend, from time to time, to the Borrowers and the L/C Issuer agreed to issue, from time to time, Letters of Credit for the account of the Company and its Subsidiaries under $125,000,000 multi-currency revolving credit facilities.

      The Original Credit Agreement was amended and restated pursuant to the Amendment and Restatement Agreement dated as of August 13, 2004 (the "FIRST AMENDMENT AND RESTATEMENT AGREEMENT"; the Original Credit Agreement as so amended and restated, the "EXISTING CREDIT AGREEMENT").

      The Company has requested that the Existing Credit Agreement be amended to
(i) increase the amount of the Term Facility to $725,000,000, the increased amount of which will be used to pay, among other things, the cash consideration for the Tecnomatix Acquisition and to pay fees and expenses incurred in connection with the Tecnomatix Transaction, and for working capital and general corporate purposes, and (ii) provide for certain other amendments to the Existing Credit Agreement.

      The Company, Holdings, the Overseas Borrowers, the Required Restatement Lenders (as defined therein), Citicorp North America, Inc., as syndication agent, Morgan Stanley Senior Funding, Inc., as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent, have entered into the Second Amendment and Restatement Agreement dated as of February 28, 2005 (the "SECOND AMENDMENT AND RESTATEMENT AGREEMENT").

      Subject to the satisfaction of the conditions set forth in the Second Amendment and Restatement Agreement, the Existing Credit Agreement shall be amended and restated as provided herein.

      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

      Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

      "ACQUISITION" means (i) the acquisition by the Company from the Seller of all of the shares of Common Stock of UGS PLM Solutions owned by Seller pursuant to, and in accordance with, the Purchase Agreement and (ii) the following related actions that shall each occur on or before the Closing Date:

      (a) the purchase of 100% of the shares of Unigraphics Solutions Canada Ltd. by UGS Acquisition (Canada) Limited and the subsequent amalgamation of Unigraphics Solutions Canada Ltd. and UGS Acquisition (Canada) Limited, to continue as Unigraphics Solutions Canada Ltd.;

      (b) the purchase of 100% of the shares of Unigraphics Solutions GmbH by UGS (Germany) GmbH;

      (c) the purchase of 100% of the shares of Unigraphics Solutions S.r.l. by UGS (Italy) S.r.l.; and

      (d) the purchase of 100% of the shares of UGS (Japan) K.K. by UGS Holdings (Japan) K.K. and the subscription by UGS PLM Solutions for newly issued shares of UGS Japanese Holdings, Inc.;

      (e) the repayment of the Foreign Temporary Acquisition Notes; and

      (f) the merger of UGS Corp. with and into UGS PLM Solutions, with the latter surviving, but changing its name to "UGS Corp" as of the effective time of the merger.

      "ACT" has the meaning set forth in Section 10.21.

      "ADDITIONAL LENDER" has the meaning set forth in Section 2.15(a).

      "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "ADMINISTRATIVE AGENT FEE LETTER" means the letter agreement, dated March 12, 2004, between Parent and the Administrative Agent.

      "ADMINISTRATIVE AGENT'S OFFICE" means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth on
Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.

      "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

      "AGENT-RELATED PERSONS" means the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Supplemental Administrative Agents (if any), together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      "AGENTS" means, collectively, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Supplemental Administrative Agents (if any).

      "AGGREGATE COMMITMENTS" means the Commitments of all the Lenders.

      "AGGREGATE CREDIT EXPOSURES" means, at any time, the sum of (i) the unused portion of each Revolving Credit Commitment then in effect, (ii) the unused portion of each Term Commitment then in effect and (iii) the Total Outstandings at such time.

      "AGREEMENT" means this Credit Agreement.

      "ALTERNATIVE CURRENCY" means Sterling, Yen or Euros and also, with respect to Letters of Credit, each additional currency requested and available from the L/C Issuer or an Affiliate of the L/C Issuer as provided in Section 2.03(a).

      "ALTERNATIVE CURRENCY LOAN" means a Loan that is a Eurodollar Rate Loan and that is made in an Alternative Currency pursuant to the applicable Borrowing Request.

      "ALTERNATIVE CURRENCY SUBLIMIT" means $75,000,000.

      "APPLICABLE RATE" means a percentage per annum equal to:

            (a) with respect to Term Loans, (i) until the Administrative Agent receives the Compliance Certificate pursuant to Section 6.02(b) for the fiscal year ended December 31, 2004, (A) for Eurodollar Rate Loans, 2.00% and (B) for Base Rate Loans, 1.00% and (ii) thereafter, the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

                                                   Eurodollar
Pricing Level            Leverage Ratio               Rate          Base Rate
-------------      --------------------------      -----------      ---------
      1                   < 4.0:1                     1.75%           0.75%
      2            > or = 4.0:1 but < or = 5.25:1     2.00%           1.00%
      3                   > 5.25:1                    2.25%           1.25%

            (b) with respect to the Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees, the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to
      Section 6.02(b):

                                      Applicable Rate
---------------------------------------------------------------------------------------------------
                                                    Eurodollar
                                                     Rate and
                                                     Letter of                       Commitment Fee
Pricing Level           Leverage Ratio              Credit Fees       Base Rate           Rate
-------------      -------------------------        ------------      ---------      --------------
      1                  < 2.50:1                      1.50%           0.50%            0.375%
      2            > or = 2.50:1 but < 3.00:1          1.75%           0.75%            0.375%
      3            > or = 3.00:1 but < 3.50:1          2.25%           1.25%             0.50%
      4            > or = 3.50:1 but < 4.25:1          2.50%           1.50%             0.50%
      5                  > or = 4.25:1                 2.50%           1.50%             0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that at the option of the Administrative Agent or the Required Lenders, Pricing Level 3, in the case of the Term Facility, and Pricing Level 5, in the case of the Revolving Credit Facility, the Letter of Credit Facility and the Swingline Facility, shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and
(y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

      "APPLICABLE TIME" means, with respect to any Borrowings and payments in any Alternative Currency (or another foreign currency permitted by Section 2.03(a)), the local time in the place of settlement for such Alternative Currency (or such other foreign currency) as may be reasonably determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

      "APPROPRIATE LENDER" means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Multicurrency Revolving Credit Lenders, (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Multicurrency Revolving Credit Lenders and (d) with respect to the Overdraft Loan Facility, (i) the Overdraft Loan Facility Lender and (ii) if any Overdraft Facility Loans are outstanding, the Multicurrency Revolving Credit Lenders.

      "APPROVED BANK" has the meaning specified in clause (c) of the definition of "Cash Equivalents".

      "APPROVED FUND" means any Fund that is administered, advised or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

      "ARRANGERS" means J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., each in its capacity as a Joint Lead Arranger and Joint Bookrunner under this Agreement.

      "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption substantially in the form of Exhibit E.

      "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

      "ATTRIBUTABLE INDEBTEDNESS" means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

      "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheets of the Company and its Subsidiaries as of each of December 31, 2003 and December 31, 2002, and the related audited consolidated statements of income and cash flows for the Company and its Subsidiaries for the fiscal years ended December 31, 2003 and December 31, 2002, respectively.

      "AUTO-RENEWAL LETTER OF CREDIT" has the meaning specified in Section 2.03(b)(iii).

      "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase Bank as its "prime rate." The "prime rate" is a rate set by JPMorgan Chase Bank based upon various factors including JPMorgan Chase Bank costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by JPMorgan Chase Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

      "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

      "BORROWER PARTIES" means the collective reference to the Company and its Restricted Subsidiaries, and "Borrower Party" means any one of them.

      "BORROWERS" means the Company and the Overseas Borrowers and, from and after the Overdraft Participation Date, the Restricted Subsidiaries which are borrowers under the Overdraft Loan Facility.

      "BORROWING" means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located and:

            (a) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

            (b) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurodollar Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means a TARGET Day;

            (c) if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

            (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

      "CAPITAL EXPENDITURES" means, as of any date for the applicable period then ended, all capital expenditures and capitalized software development costs of the Borrower Parties on a consolidated basis for such period, as determined in accordance with GAAP; provided that Capital Expenditures shall not include any such expenditures which constitute (a) a Permitted Acquisition, (b) capital expenditures relating to the construction or acquisition of any property which has been transferred to a Person that is not a Borrower Party pursuant to a sale-leaseback transaction permitted under Section 7.05(f), (c) to the extent permitted by this Agreement, a reinvestment of the Net Cash Proceeds of any Disposition in accordance with
Section 2.05(b)(ii), Casualty Event or Equity Issuance by any Consolidated Party, (d) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Company and the Restricted Subsidiaries within 12 months of receipt of such proceeds, (e) interest capitalized during such period, (f) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings, the Company or any Restricted Subsidiary thereof) and for which neither Holdings, the Company nor any Restricted Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period), (g) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (h) the purchase price of equipment that is purchased during such period to the extent the consideration therefor consists of any combination of
(i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business, or (i) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time.

      "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

      "CASH COLLATERAL" has the meaning specified in Section 2.03(g).

      "CASH COLLATERAL ACCOUNT" means a blocked account at JPMorgan Chase Bank (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

      "CASH COLLATERALIZE" has the meaning specified in Section 2.03(g).

      "CASH EQUIVALENTS" means any of the following types of Investments, to the extent owned by the Company or any of its Restricted Subsidiaries free and clear of all Liens:

            (a) Dollars, Euros or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

            (b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, having maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States or a member nation of the European Union is pledged in support thereof;

            (c) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is a Lender or
      (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, and (ii) has combined capital and surplus of at least $500,000,000 (any such bank being an "APPROVED BANK"), in each case with maturities of not more than 12 months from the date of acquisition thereof;

            (d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A 1 (or the equivalent thereof) or better by S&P or P 1 (or the equivalent thereof) or better by Moody's, in each case with maturities of not more than 12 months from the date of acquisition thereof;

            (e) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or
      (ii) any member nation of the European Union, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

            (f) instruments equivalent to those referred to in clauses (a) through (e) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

            (g) Investments, classified in accordance with GAAP as Current Assets of the Company or any of its Restricted Subsidiaries, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $500,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a), (b), (c), (d), (e) and (f) of this definition.

      "CASH MANAGEMENT OBLIGATIONS" means obligations owed by Holdings, the Company or any of its Restricted Subsidiaries to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds, including, without limitation, all obligations owed by Holdings, the Company or any of its Restricted Subsidiaries under an Overdraft Loan Facility.

      "CASUALTY EVENT" means any event that gives rise to the receipt by Holdings, the Company or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.

      "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

      "CHANGE OF CONTROL" means the earliest to occur of (a) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the event shall not be deemed a Change of Control if,

            (i) any time prior to the consummation of a Qualifying IPO, and for any reason whatever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of Holdings or (B) the Permitted Holders own, directly or indirectly, of record and beneficially an amount of common stock of Holdings equal to an amount more than fifty percent (50%) of the amount of common stock of Holdings owned, directly or indirectly, by the Permitted Holders of record and beneficially as of the Closing Date and such ownership by the Permitted Holders represents the largest single block of voting securities of Holdings held by any Person or related group for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended, or

            (ii) at any time after the consummation of a Qualifying IPO, and for any reason whatsoever, (A) no "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the shares outstanding of Holdings and (y) the percentage of the then outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during any period of twelve (12) consecutive months, the board of directors of Holdings shall consist of a majority of the Continuing Directors; or

      (b) any "Change of Control" (or any comparable term) in any document pertaining to any Junior Financing with an aggregate outstanding principal amount in excess of the Threshold Amount; or

      (c) at any time prior to a Qualifying IPO of the Company, the Company ceasing to be a directly wholly owned Subsidiary of Holdings.

      "CLASS" (a) when used with respect to Lenders, refers to whether such Lenders are Dollar Revolving Credit Lenders, Multicurrency Revolving Credit Lenders or Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Dollar Revolving Credit Commitments, Multicurrency Revolving Credit Commitments or Term Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Dollar Revolving Credit Loans, Multicurrency Revolving Credit Loans or Term Loans.

      "CLOSING DATE" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01.

      "CODE" means the U.S. Internal Revenue Code of 1986 and rules and regulations related thereto, as amended from time to time.

      "CO-DOCUMENTATION AGENT" means Morgan Stanley Senior Funding, Inc. and Wells Fargo Foothill, LLC, as Co-Documentation Agents under this Agreement.

      "COLLATERAL" means all of the "Collateral" referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

      "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

      "COMMITMENT" means a Term Commitment or a Revolving Credit Commitment, as the context may require.

      "COMMITTED LOAN NOTICE" means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "COMMON STOCK" means the 1,000 shares of common stock of UGS PLM Solutions, par value $0.01, which 1,000 shares constitute all of the issued and outstanding capital stock of UGS PLM Solutions.

      "COMPANY" has the meaning specified in the introductory paragraph to this Agreement and includes the surviving company of the merger between UGS Corp. and UGS PLM Solutions to be consummated on the Closing Date.

      "COMPANY GUARANTY" means the Company Guaranty made by the Company in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F-3.

      "COMPENSATION PERIOD" has the meaning specified in Section 2.12(c)(ii).

      "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit D.

      "CONSOLIDATED CASH TAXES" means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the aggregate of all income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

      "CONSOLIDATED EBITDA" means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication,

            (i) total interest expense,

            (ii) income, franchise and similar taxes and any tax distributions permitted to be made pursuant to Section 7.06(h)(i) and (iii),

            (iii) depreciation and amortization expense,

            (iv) letter of credit fees,

            (v) non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock and stock options to employees of Holdings, the Company or any of their respective Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

            (vi) all extraordinary charges,

            (vii) non-cash amortization of financing costs of such Person and its Subsidiaries,

            (viii) cash expenses incurred in connection with the Transaction or the Tecnomatix Transaction or, to the extent permitted hereunder, any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (in each case, whether or not consummated), or early extinguishment of Indebtedness.

            (ix) any losses (or minus any gains) realized upon the disposition of property or assets outside of the ordinary course of business,

            (x) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition,

            (xi) to the extent covered by insurance under which the insurer has been promptly notified and has not denied or contested coverage, expenses with respect to liability or casualty events or business interruption,

            (xii) management fees permitted under Section 7.08(d),

            (xiii) any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with the Transaction or the Tecnomatix Transaction or any Investment permitted under Section 7.02,

            (xiv) non-cash losses from Joint Ventures and non-cash minority interest reductions,

            (xv) fees and expenses in connection with exchanges or refinancings permitted by Section 7.14,

            (xvi) (A) non-cash, non-recurring charges with respect to employee severance and (B) other non-cash, non-recurring charges so long as such charges described in this clause (B) do not result in a cash charge in a future period,

            (xvii) [Reserved.],

            (xviii) [Reserved.],

            (xix) other expenses or charges of such Person and its Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period,

            (xx) with respect to any Event of Default under any covenant set forth in Section 7.11, the Net Cash Proceeds of any Permitted Equity Issuance to the Equity Investors solely to the extent that such Net Cash Proceeds (A) are actually received by the Company (including through capital contribution of such Net Cash Proceeds by Holdings, Midco or Parent to the Company) no later than ten (10) days after the delivery of Notice of Intent to Cure, (B) are Not Otherwise Applied (provided, that clause (b) of the definition of "Not Otherwise Applied" is not applicable to this clause (b)(xx)) and (C) do not exceed the aggregate amount necessary to cure such Event of Default under Section 7.11 for any applicable period; provided that in each period of four fiscal quarters, there shall be at least two (2) fiscal quarters in which no such cure is made; provided further that if Consolidated EBITDA is increased as contemplated by the provisions of this clause (xx), then no Restricted Payments may be made pursuant to Section 7.06(c) and (i) until such time as (x) the Required Lenders shall approve the making of such Restricted Payments or (y) the Company is in compliance with all of the covenants set forth in Section 7.11 for two consecutive quarters without the benefit of increases to Consolidated EBITDA pursuant to the provisions of this clause
      (xx), it being understood that this clause (xx) may not be relied on for purposes of calculating any financial ratios other than as applicable to
      Section 7.11,

            (xxi) severance, relocation and facilities consolidation costs and costs associated with the opening and permanent closing of facilities,

            (xxii) other non-recurring charges in an aggregate amount not to exceed $10,000,000 in any period of four consecutive fiscal quarters,

            (xxiii) without duplication, pension curtailment expenses, transaction costs and executive contract expenses incurred by Affiliates of Holdings (other than Holdings and its Subsidiaries) on behalf of Holdings or any of its Subsidiaries and reflected in the combined financial statements of Holdings and its Subsidiaries as capital contributions; minus

      (c) an amount which, in the determination of Consolidated Net Income, has been included for

            (i) (x) non-cash income during such period (other than with respect to the reversal of any accrual of, or reserve for, anticipated cash charges or asset valuation adjustments made in any prior period) and (y) all extraordinary gains, and

            (ii) any gains realized upon the disposition of property outside of the ordinary course of business, plus/minus

      (d) unrealized losses/gains in respect of Swap Contracts, all as determined in accordance with GAAP;

provided that, notwithstanding any other provision to the contrary contained in this Agreement, for purposes of any calculation made under the financial covenants set forth in Section 7.11 (including for purposes of the definition of "Pro Forma Basis", but excluding for purposes of the definition of "Applicable Rate"), to the extent the receipt of any Net Cash Proceeds of any Permitted Equity Issuance are an effective addition to Consolidated EBITDA as contemplated by, and in accordance with, the provisions of clause (b)(xx) above and, as a result thereof, any Event of Default of the covenants set forth in Section 7.11 shall have been cured for any applicable period, such cure shall be deemed to be effective as of the last day of such applicable period and such addition to Consolidated EBITDA shall apply to any period of four consecutive fiscal quarters which includes the fiscal quarter in respect of which such addition was made.

      "CONSOLIDATED FUNDED INDEBTEDNESS" means, with respect to any Person and its Subsidiaries on a consolidated basis, without duplication,

            (a) all obligations of such Person for borrowed money,

            (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

            (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business),

            (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than accrued expenses and trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person in accordance with GAAP and to the extent constituting contingent obligations (and, in any case, excluding any post-closing adjustment of purchase price under Sections 2.3, 2.4 and 2.5 of the Purchase Agreement),

            (e) all Consolidated Funded Indebtedness of others secured by (or for which the holder of such Consolidated Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,

            (f) all Guarantees of such Person with respect to Consolidated Funded Indebtedness of another Person,

            (g) the implied principal component of all obligations of such Person under Capitalized Leases,

            (h) all drafts drawn (to the extent unreimbursed) under standby letters of credit issued or bankers' acceptances facilities created for the account of such Person,

            (i) unless the holder thereof is a Loan Party or, if the issuer thereof is a Subsidiary of Holdings which is not a Loan Party, any other Subsidiary of Holdings, all Disqualified Equity Interests issued by such Person, and

            (j) the Consolidated Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Consolidated Funded Indebtedness is recourse to such Person.

Notwithstanding any other provision of this Agreement to the contrary, (i) the term "Consolidated Funded Indebtedness" shall not be deemed to include (w) any obligation evidenced by the Japan Tax Note or any of the Foreign Temporary Acquisition Notes, (x) any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person in accordance with GAAP,
(y) any deferred compensation arrangements or (z) any non compete or consulting obligations incurred in connection with Permitted Acquisitions and (ii) the amount of Consolidated Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount or the fair market value of such identified asset, as the case may be.

      "CONSOLIDATED INTEREST CHARGES" means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, the amount by which (x) interest expense (including the amortization of debt discount and premium, the interest component under Capitalized Leases, but excluding, to the extent included in interest expense,
(i) fees and expenses associated with the consummation of the Transaction and the Tecnomatix Transaction, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining Swap Contracts, (iv) fees and expenses associated with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated) and (v) pay-in-kind interest expense or other noncash interest expense (including as a result of the effects of purchase accounting) and amortization of debt discount), exceeds (y) interest income, in each case as determined in accordance with GAAP, to the extent the same are payable (or receivable) in cash with respect to such period.

      "CONSOLIDATED NET INCOME" means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items and (ii) any amounts attributable to Investments in any Joint Venture to the extent that either (x) such amounts have not been distributed in cash to such Person and its Subsidiaries during the applicable period or (y) such amounts were not earned by such Joint Venture during the applicable period), as determined in accordance with GAAP; provided that Consolidated Net Income for any such period shall not include (A) the cumulative effect of a change in accounting principles during such period, (B) any net after-tax income or loss attributable to the early extinguishment of indebtedness, (C) any non-cash charges resulting from mark-to-market accounting relating to warrants or resulting from the application of the Statement of Financial Accounting Standard No. 52 - Foreign Currency Translation relating to Indebtedness denominated in foreign currencies and (D) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 - Goodwill and Other Intangibles and No. 144 - Accounting for the Impairment or Disposal of Long-Lived Assets and the amortization of intangibles including arising pursuant to Statement of Financial Accounting Standards No. 141 - Business Combinations.

      "CONSOLIDATED PARTIES" means the collective reference to Holdings, the Company and its Restricted Subsidiaries, and "CONSOLIDATED PARTY" means any one of them.

      "CONSOLIDATED SCHEDULED FUNDED DEBT PAYMENTS" means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness made during such period (including the implied principal component of payments made on Capitalized Leases during such period) as determined in accordance with GAAP.

      "CONTINUING DIRECTORS" shall mean the directors of Holdings on the Closing Date, as elected or appointed after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director, if, in each case, such other directors' nomination for election to the board of directors of Holdings (or the Company after a Qualifying IPO of the Company) is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of Holdings (or the Company after a Qualifying IPO of the Company).

      "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "CONTROL" has the meaning specified in the definition of "Affiliate."

      "CREDIT EXTENSION" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

      "CURRENT ASSETS" means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP.

      "DEBT ISSUANCE" means the issuance by any Person and its Subsidiaries of any Indebtedness for borrowed money.

      "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (including, in the case of Loan Parties incorporated or organized in England or Wales, administration, administrative receivership, voluntary arrangement and schemes of arrangement).

      "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "DEFAULT RATE" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

      "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations, participations in Swing Line Loans or participations in Overdraft Facility Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that "Disposition" and "Dispose" shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.

      "DISQUALIFIED EQUITY INTERESTS" means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date (determined in accordance with clause (b)(i) of the definition thereof) of the Term Loans.

      "DOLLAR" and "$" mean lawful money of the United States.

      "DOLLAR AMOUNT" means, at any time:

            (a) with respect to any Loan denominated in Dollars (including, with respect to any Swing Line Loan, any funded participation therein), the principal amount thereof then outstanding (or in which such participation is held);

            (b) with respect to any Alternative Currency Loan, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars in accordance with Section 2.17(a); and

            (c) with respect to any L/C Obligation (or any risk participation therein), (A) if denominated in Dollars, the amount thereof and (B) if denominated in an Alternative Currency or other currency, the amount thereof converted to Dollars in accordance with Section 2.17(b).

      "DOLLAR REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Dollar Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Dollar Revolving Credit Lenders pursuant to Section 2.01(b).

      "DOLLAR REVOLVING CREDIT COMMITMENT" means, as to each Dollar Revolving Credit Lender, its obligation to make Dollar Revolving Credit Loans to the Borrowers in Dollars pursuant to Section 2.01(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender's name on Schedule 2.01 under the caption "Dollar Revolving Credit Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Dollar Revolving Credit Commitments of all Dollar Revolving Credit Lenders shall be $25,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

      "DOLLAR REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Dollar Revolving Credit Lenders' Dollar Revolving Credit Commitments at such time.

      "DOLLAR REVOLVING CREDIT LENDER" means, at any time, any Lender that has a Dollar Revolving Credit Commitment at such time.

      "DOLLAR REVOLVING CREDIT LOAN" has the meaning specified in Section
2.01(b).

      "DOMESTIC SUBSIDIARY" means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia and any other Subsidiary that is not a "controlled foreign corporation" under Section 957 of the Code.

      "ELECTION TO PARTICIPATE" means an Election to Participate substantially in the form of Exhibit J. hereto.

      "ELECTION TO TERMINATE" means an Election to Terminate substantially in the form of Exhibit K hereto.

      "ELIGIBLE ASSIGNEE" means any Assignee permitted by and consented to in accordance with Section 10.07(b).

      "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

      "EMU LEGISLATION" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

      "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

      "EQUITY CONTRIBUTIONS" means, collectively, (a) the contribution by the Equity Investors of an aggregate amount of cash not less than $1,000,000,000 to Parent, (b) the use of such proceeds for the payment of fees and expenses as set forth in clause (f) of the definition of "Transaction" and (c) the further contribution to the Company of any portion of such cash contribution proceeds not applied to consummate the Acquisition.

      "EQUITY INTERESTS" means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

      "EQUITY INVESTORS" means the Sponsors and the Management Shareholders.

      "EQUITY ISSUANCE" means any issuance for cash by any Person and its Subsidiaries to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or
(d) any options or warrants relating to its Equity Interests. A Disposition shall not be deemed to be an Equity Issuance.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is under common control with any Loan Party within the meaning of Section 414 of the Code or Section 4001 of ERISA.

      "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

      "EURO" and "EUR" means the lawful currency of the Participating Member States introduced in accordance with EMU Legislation.

      "EURODOLLAR RATE" means, for any Interest Period with respect to any Eurodollar Rate Loan:

            (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Dow Jones Market screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars or the relevant Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

            (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars or the relevant Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

            (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars or the relevant Alternative Currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by JPMorgan Chase Bank and with a term equivalent to such Interest Period would be offered by JPMorgan Chase Bank's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

      "EURODOLLAR RATE LOAN" means a Loan, whether denominated in Dollars or in an Alternative Currency, that bears interest at a rate based on the Eurodollar Rate.

      "EVENT OF DEFAULT" has the meaning specified in Section 8.01.

      "EXCESS CASH FLOW" means, with respect to any fiscal year period of the Borrower Parties on a consolidated basis, an amount equal to (a) Consolidated EBITDA minus (b) without duplication,

            (i) Capital Expenditures permitted to be made under Section 7.19 to the extent not financed with the proceeds of long-term Indebtedness other than the Obligations,

            (ii) total interest expense paid in cash,

            (iii) Consolidated Cash Taxes, including cash payments for Federal, state and other income tax liabilities incurred prior to the Closing Date,

            (iv) Consolidated Scheduled Funded Debt Payments with respect to Indebtedness permitted under Section 7.03,

            (v) Restricted Payments made by the Borrower Parties to the extent that such Restricted Payments are permitted to be made under Sections 7.06(g) and (h)(i), (h)(ii), (h)(iii), (h)(iv) and (h)(vi),

            (vi) voluntary prepayments of any Indebtedness (other than voluntary prepayments of Loans pursuant to Section 2.05(a)) and mandatory prepayments pursuant to the terms of the Japan Tax Note; provided that (1) such prepayments are otherwise permitted hereunder and (2) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment,

            (vii) letter of credit fees,

            (viii) proceeds received by the Borrower Parties from insurance claims with respect to casualty events, business interruption or product recalls which reimburse prior business expenses,

            (ix) all extraordinary cash charges,

            (x) cash payments made in satisfaction of non-current liabilities,

            (xi) cash expenses incurred in connection with the Transaction or the Tecnomatix Transaction or, to the extent permitted hereunder, any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated) or early extinguishment of Indebtedness,

            (xii) fees and expenses in connection with exchanges or refinancings permitted by Section 7.14,

            (xiii) cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with the Acquisition, any Permitted Acquisition or any other Investment permitted hereunder (or in any similar agreement related to any other Acquisition consummated prior to the Closing Date) and including advances evidenced by the Japan Tax Note,

            (xiv) non-recurring cash charges to the extent included in determining Consolidated EBITDA,

            (xv) [Reserved.],

            (xvi) expenses incurred in connection with deferred compensation arrangements in connection with the Transaction and the Tecnomatix Transaction,

            (xvii) management fees permitted to be made under Section 7.08(d),

            (xviii) cash from operations used to consummate a Permitted Acquisition and Investments under Section 7.02(n) or (r),

            (xix) to the extent added to Consolidated Net Income in determining Consolidated EBITDA, losses from discontinued operations for such period,

            (xx) to the extent added to Consolidated Net Income in determining Consolidated EBITDA, Net Cash Proceeds of Permitted Equity Issuances,

            (xxi) cash expenditures made in respect of Swap Contracts during such fiscal year to the extent not reflected in the computation of Consolidated EBITDA or Consolidated Interest Charges, and

            (xxii) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith;

            (c) minus increases or plus decreases in Working Capital.

      "EXISTING CREDIT AGREEMENT" shall have the meaning assigned to such term in the recitals to this Agreement.

      "EXISTING TERM COMMITMENT" means, as to each Existing Term Lender, its obligation to make a Term Loan to the Company pursuant to Section 2 of the First Amendment and Restatement Agreement in an aggregate Dollar Amount not to exceed the amount set forth opposite such Lender's name on Schedule 1 to the First Amendment and Restatement Agreement under the caption "Replacement Term Commitment" or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Existing Term Commitments was $500,000,000.

      "EXISTING TERM LENDER" means any Lender that has an Existing Term Loan immediately prior to the Second Restatement Effective Date.

      "EXISTING TERM LOANS" has the meaning set forth in Section 2.01.

      "FACILITY" means the Term Loans, the Dollar Revolving Credit Facility, the Multicurrency Revolving Credit Facility, the Swing Line Sublimit, the Letter of Credit Sublimit or the Overdraft Loan Facility, as the context may require.

      "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMorgan Chase Bank on such day on such transactions as determined by the Administrative Agent.

      "FIRST AMENDMENT AND RESTATEMENT AGREEMENT" shall have the meaning assigned to such term in the recitals to this Agreement.

      "FONDE DE POUVOIR" has the meaning specified in Section 9.01(d).

      "FOREIGN TEMPORARY ACQUISITION NOTES" means the temporary promissory notes issued in consideration of the acquisitions referred to in clauses (a), (b), (c) and (d) of the definition of "Acquisition", which shall each be repaid in full as of the Closing Date.

      "FOREIGN LENDER" has the meaning specified in Section 10.15(a)(i).

      "FOREIGN SUBSIDIARY" means any direct or indirect Restricted Subsidiary of the Company which is not a Domestic Subsidiary.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "FUNDED DEBT" of any Person means Indebtedness of such Person that by its terms matures more than one (1) year after the date of its creation or matures within one (1) year from any date of determination but is renewable or extendible, at the option of such Person, to a date more than one (1) year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year after such date but excluding Indebtedness under the Japan Tax Note.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "GRANTING LENDER" has the meaning specified in Section 10.07(h).

      "GUARANTEE" means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such

Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "GUARANTORS" means, collectively, Holdings, the Company in its capacity as a guarantor under the Company Guaranty and the Restricted Subsidiaries of the Company listed on Schedule I and each other Restricted Subsidiary of the Company that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.

      "GUARANTY" means, collectively, the Holdings Guaranty, the Company Guaranty and the Subsidiary Guaranty.

      "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "HEDGE BANK" means any Person that is a Lender or an Affiliate of a Lender, in its capacity as a party to a Secured Hedge Agreement.

      "HOLDINGS" has the meaning specified in the introductory paragraph to this Agreement.

      "HOLDINGS CONSOLIDATED LEVERAGE RATIO" means, with respect to the Consolidated Parties on a consolidated basis, as of the last day of any period, the ratio of (a) Consolidated Funded Indebtedness (net of cash and Cash Equivalents on hand in an aggregate amount not to exceed $75,000,000) of the Consolidated Parties on the last day of such period to (b) Consolidated EBITDA of the Consolidated Parties for such period.

      "HOLDINGS GUARANTY" means the Holdings Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F-1.

      "HONOR DATE" has the meaning specified in Section 2.03(c)(i).

      "ICC" has the meaning specified in Section 2.03(h).

      "INCREMENTAL AMENDMENT" has the meaning set forth in Section 2.15(a).

      "INCREMENTAL FACILITY CLOSING DATE" has the meaning set forth in Section 2.15(a).

      "INCREMENTAL TERM LOANS" has the meaning set forth in Section 2.15(a).

      "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

            (c) net obligations of such Person under any Swap Contract;

            (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

            (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (f) all Attributable Indebtedness;

            (g) all obligations of such Person in respect of Disqualified Equity Interests; and

            (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

      "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 10.05.

      "INDEMNITEES" has the meaning set forth in Section 10.05.

      "INFORMATION" has the meaning specified in Section 10.08.

      "INITIAL LENDERS" means, at any date, collectively, JPMorgan Chase Bank, Citicorp North America, Inc. and Morgan Stanley Senior Funding, Inc., each in its capacity as, and so long as it is, a "Lender" hereunder.

      "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means, collectively, the Copyright Security Agreement, the Trademark Security Agreement and the Patent Security Agreement, substantially in the forms attached to the Security Agreement together with each other intellectual property security agreement executed and delivered pursuant to Section 6.12 or the Security Agreement.

      "INTEREST COVERAGE RATIO" means, with respect to the Borrower Parties on a consolidated basis, as of the end of any fiscal quarter of the Company for the four (4) fiscal quarter period ending on such date, the ratio of (a) Consolidated EBITDA of the Borrower Parties to (b) Consolidated Interest Charges of the Borrower Parties payable in cash; provided that for the purpose of calculating the Interest Coverage Ratio on any day prior to the expiration of four full fiscal quarters since the Closing Date, Consolidated Interest Charges shall be determined for the period commencing on the Closing Date and ending on the last day of the most recently ended fiscal quarter, annualized on a simple arithmetic basis.

      "INTEREST PAYMENT DATE" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

      "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent available to each Lender of such Eurodollar Rate Loan, nine or twelve months thereafter, as selected by the relevant Borrower in its Committed Loan Notice; provided that:

            (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

      "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of "Indebtedness" set forth in this
Section 1.01 in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "IP COLLATERAL" means all "Intellectual Property Collateral" referred to in the Collateral Documents and all of the other IP Rights that are or are required by the terms hereof or of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

      "IP RIGHTS" has the meaning set forth in Section 5.15.

      "IRS" means the United States Internal Revenue Service.

      "JAPAN TAX NOTE" means the promissory note(s) of UGS PLM Solutions K.K. issued to the Seller pursuant to Section 8.2(1)(i) of the Purchase Agreement.

      "JOINT VENTURE" means (a) any Person which would constitute an "equity method investee" of the Company or any of its Subsidiaries, (b) any other Person designated by the Company in writing to the Administrative Agent (which designation shall be irrevocable) as a "Joint Venture" for purposes of this Credit Agreement and at least 50% but less than 100% of whose Equity Interests are directly owned by the Company or any of its Subsidiaries, and (c) any Person in whom the Company or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

      "JPMORGAN CHASE BANK" means JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank) and its successors.

      "JUNIOR FINANCING" has the meaning specified in Section 7.14.

      "JUNIOR FINANCING DOCUMENTATION" means any documentation governing any other Junior Financing.

      "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C ADVANCE" means, with respect to each Revolving Credit Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

      "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

      "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

      "L/C ISSUER" means JPMorgan Chase Bank, N.A. or Citicorp North America, Inc. in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C OBLIGATIONS" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

      "LENDER" has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes the L/C Issuer, the Overdraft Loan Facility Lender and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a "Lender," together with, in each case, any affiliate of any such financial institution through which such financial institution elects, by notice to the Administrative Agent and the Company, to make any Loans available to any Overseas Borrower; provided that, for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any requirements of any Loan Document or any Default or Event of Default and its consequences, or (c) any other matter as to which a Lender may vote or consent pursuant to Section 10.01 of this Agreement, the financial institution making such election shall be deemed the "Lender" rather than such affiliate, which shall not be entitled to vote or consent (it being agreed that failure of any such affiliate to fund an obligation under this Agreement shall not relieve its affiliated financial institution from funding).

      "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

      "LETTER OF CREDIT" means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

      "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

      "LETTER OF CREDIT EXPIRATION DATE" means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

      "LETTER OF CREDIT SUBLIMIT" means an amount equal to $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Multicurrency Revolving Credit Facility.

      "LEVERAGE RATIO" means, with respect to the Borrower Parties on a consolidated basis, as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Funded Indebtedness (net of cash and Cash Equivalents of the Borrower Parties in an aggregate amount not to exceed $75,000,000) of the Borrower Parties on the last day of such period to (b) Consolidated EBITDA of the Borrower Parties for such period.

      "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

      "LOAN" means an extension of credit by a Lender to a Borrower under
Article 2 in the form of a Term Loan, a Revolving Credit Loan, a Swing Line Loan, an Overdraft Facility Loan or a Base Rate Loan pursuant to Section 2.04A(h).

      "LOAN DOCUMENTS" means, collectively, (i) this Agreement, (ii) the First Amendment and Restatement Agreement, (iii) the Second Amendment and Restatement Agreement, (iv) the Notes, (v) the Guaranty, (vi) the Collateral Documents,
(vii) the Administrative Agent Fee Letter, (viii) each Letter of Credit Application and (ix) each agreement evidencing or creating an Overdraft Loan Facility.

      "LOAN PARTIES" means, collectively, each Borrower and each Guarantor.

      "MAJORITY MULTICURRENCY REVOLVING CREDIT LENDERS" means Multicurrency Revolving Credit Lenders holding at least a majority of the aggregate amount of the Multicurrency Revolving Credit Commitments at such time, or if the Multicurrency Revolving Credit Commitments have been terminated, the Multicurrency Revolving Credit Lenders holding at least a majority of the aggregate Outstanding Amount of Multicurrency Revolving Credit Loans.

      "MANAGEMENT SHAREHOLDERS" means the members of management of the Company or its Subsidiaries who are investors in Parent or Midco.

      "MANDATORY COST" means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01D.

      "MASTER AGREEMENT" has the meaning specified in the definition of "Swap Contract."

      "MATERIAL ADVERSE CHANGE" means any change, effect, development, circumstance or condition that, in the aggregate, is materially adverse to the assets, liabilities, condition (financial or otherwise), results of operations or business of UGS PLM Solutions and its Subsidiaries, taken as a whole, or on the ability of UGS PLM Solutions or the Seller and its Subsidiaries to consummate the Transactions; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute a "Material Adverse Change": (i) any immaterial failure by UGS PLM Solutions and/or any of its Subsidiaries to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after March 12, 2004; or (ii) any adverse change, effect, development, circumstance, condition, event, occurrence or state of facts attributable to, resulting from, or relating to (A) the announcement or pendency of the transactions contemplated by the Purchase Agreement, (B) conditions affecting the industry in which UGS PLM Solutions and its Subsidiaries participate, the United States economy as a whole, the capital markets in general, or the markets in which UGS PLM Solutions and its Subsidiaries operate that do not disproportionately affect UGS PLM Solutions and its Subsidiaries (other than as a result of the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, or the occurrence of any other calamity or crisis, including an act of terrorism),
(C) compliance with the terms of, or the taking of any action required by the Purchase Agreement, (D) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof, or (E) actions required to be taken under applicable laws, rules, regulations, contracts or agreements; provided that as used in the Second Amendment and Restatement Agreement "Material Adverse Change" means since January 3, 2005 any event, change, circumstance or state of facts which individually or in the aggregate, when taken together with all other events, changes, circumstances or states of facts occurring or existing at or about the same time, (A) has a material adverse effect on the business, assets, properties, operations, condition (financial or otherwise) or results of operations of Tecnomatix and its subsidiaries, taken as a whole, (B) materially adversely affects the ability of Tecnomatix to perform its obligations under the Tecnomatix Purchase Agreement or (C) prevents or materially delays the ability of Tecnomatix to consummate the Tecnomatix Acquisition and the other transactions contemplated by the Tecnomatix Purchase Agreement (a "Material Adverse Change"); provided, however, that the term "Material Adverse Change" shall exclude events, changes, circumstances and states of facts that result or arise from or relate to: (i) the industry in which Tecnomatix operates or the economy in any of the countries in which Tecnomatix operates, but only to the extent that such events, changes, circumstances or states of facts do not have a materially disproportionate effect on Tecnomatix relative to other similarly situated companies, (ii) an outbreak or escalation of war, armed hostilities, acts of terrorism or political instability, or any governmental or other response to any of the foregoing; provided, however, that such situations do not directly adversely affect Tecnomatix's operations in a materially disproportionate manner relative to other similarly situated companies, (iii) the announcement of the transactions contemplated by the Techomatix Acquisition Agreement (including the identity of the Company as buyer), including any potential or actual disruption of customer demand or purchase orders, or relationships with employees, customers, business partners, suppliers and other constituencies caused by such announcement, and the effects thereof, (iv) any change in applicable accounting requirements or principles, or applicable laws, rules or regulations; or (v) compliance with the terms of, or the taking of any action required by, the Tecnomatix Purchase Agreement prior to the Effective Time (as defined in the Tecnomatix Purchase Agreement); and provided, further, that any change in Tecnomatix's stock price or trading volume, shall not, in and of itself, be deemed to constitute a Material Adverse Change.

      "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole,
(b) a material adverse effect on the ability of the

Borrowers or the Loan Parties (taken as a whole) to perform their respective obligations under any Loan Document to which any Borrower or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.

      "MATURITY DATE" means (a) with respect to the Dollar Revolving Credit Facility, the earlier of (i) May 27, 2010 and (ii) the date of termination in whole of the Dollar Revolving Credit Commitments pursuant to Section 2.06(a) or 8.02, (b) with respect to the Multicurrency Revolving Credit Facility, the earlier of (i) May 27, 2010 and (ii) the date of termination in whole of the Multicurrency Revolving Credit Commitments, the Letter of Credit Commitments, and the Swing Line Commitments pursuant to Section 2.06(a) or 8.02, and (c) with respect to the Term Loans, the earliest of (i) March 31, 2012, (ii) the date of termination in whole of the Term Commitments pursuant to Section 2.06(a) or 8.02 and (iii) the date that payment of the Term Loans is accelerated pursuant to
Section 8.02.

      "MAXIMUM RATE" has the meaning specified in Section 10.10.

      "MIDCO" means UGS Capital Corp. II, a Delaware corporation.

      "MINORITY LENDERS" has the meaning specified in Section 10.01.

      "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

      "MORTGAGE" means, collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Lenders substantially in the form of Exhibit H (with such changes as may be customary to account for local law matters), and any other mortgages executed and delivered pursuant to Section 6.12.

      "MORTGAGE POLICIES" has the meaning specified in Section 6.14(b)(B).

      "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "MULTICURRENCY REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Multicurrency Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Multicurrency Revolving Credit Lenders pursuant to Section 2.01(b).

      "MULTICURRENCY REVOLVING CREDIT COMMITMENT" means, as to each Multicurrency Revolving Credit Lender, its obligation to (a) make Multicurrency Revolving Credit Loans to the Borrowers in Dollars or Alternative Currencies pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, (c) purchase participations in Swing Line Loans and (d) purchase participations in Overdraft Facility Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, opposite such Lender's name on
Schedule 2.01 under the caption "Multicurrency Revolving Credit Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Multicurrency Revolving Credit Commitments of all Multicurrency Revolving Credit Lenders shall be $100,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

      "MULTICURRENCY REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Multicurrency Revolving Credit Lenders' Multicurrency Revolving Credit Commitments at such time.

      "MULTICURRENCY REVOLVING CREDIT LENDER" means, at any time, any Lender that has a Multicurrency Revolving Credit Commitment at such time.

      "MULTICURRENCY REVOLVING CREDIT LOAN" has the meaning specified in Section 2.01(b).

      "NET CASH PROCEEDS" means:

            (a) with respect to the Disposition of any asset by Holdings or any of its Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of Holdings or any of its Subsidiaries) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses (including, without limitation, attorneys' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by Holdings or such Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Company or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Company or any of its Subsidiaries in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $2,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $5,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); provided, further, that if the Leverage Ratio would not have exceeded 3.75 to 1.00 (calculated on the assumption that any SolidEdge Excess Proceeds are not applied to repay Indebtedness), immediately after giving effect to any sale or other transfer relating to SolidEdge or any Investment received by the Company or its Restricted Subsidiaries in exchange for the contribution, sale or other transfer of SolidEdge in a transaction permitted by the applicable provisions of this Agreement, then the SolidEdge Excess Proceeds shall not constitute Net Cash Proceeds.

            (b) with respect to the issuance of any Equity Interest by Holdings or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance over (ii) all taxes and fees (including investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses) incurred by Holdings or such Subsidiary in connection with such issuance; and

            (c) with respect to the incurrence or issuance of any Indebtedness by Holdings or any of its Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such sale over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by Holdings or such Subsidiary in connection with such incurrence or issuance.

      "NON-CONSENTING LENDER" has the meaning specified in Section 3.07(d).

      "NONRENEWAL NOTICE DATE" has the meaning specified in Section
2.03(b)(iii).

      "NOTE" means a Term Note or a Revolving Credit Note, as the context may require.

      "NOTICE OF INTENT TO CURE" has the meaning specified in Section 6.02(b).

      "NOT OTHERWISE APPLIED" means, with reference to any amount of Net Cash Proceeds of any transaction or event or of Excess Cash Flow, that such amount
(a) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), (b) was not previously included in a calculation of "Consolidated EBITDA" pursuant to clause (b)(xx) of the definition thereof and (c) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount. The Company shall promptly notify the Administrative Agent of any application of such amount as contemplated by (c) above.

      "NPL" means the National Priorities List under CERCLA.

      "OBLIGATIONS" means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (y) obligations of any Loan Party and its Subsidiaries arising under any Secured Hedge Agreement and (z) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document and (b) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

      "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "ORIGINAL CREDIT AGREEMENT" shall have the meaning assigned to such term in the recitals to this Agreement

      "OTHER TAXES" has the meaning specified in Section 3.01(b).

      "OUTSTANDING AMOUNT" means (a) with respect to the Term Loans, Revolving Credit Loans, Swing Line Loans and Overdraft Facility Loans on any date, the Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing), Swing Line Loans and Overdraft Facility Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

      "OVERDRAFT FACILITY LOANS" has the meaning specified in Section 2.04A(a).

      "OVERDRAFT LOAN FACILITY" means the overdraft loan facility or facilities from time to time in effect between a Lender and its affiliates, on the one hand, and the Company and its Restricted Subsidiaries, on the other, which facility or facilities provides for short term borrowings in Dollars and local currencies pursuant to documentation and/or arrangements acceptable to such Lender. A credit facility shall be an Overdraft Loan Facility for purposes of the Loan Documents only if the Administrative Agent has agreed in writing with the Company and the Overdraft Loan Facility Lender that such credit facility is an Overdraft Loan Facility. An Overdraft Loan Facility is part of, and not in addition to, the Revolving Credit Facility.

      "OVERDRAFT LOAN FACILITY AVAILABLE AMOUNT" means the maximum stated principal amount of credit available from time to time under an Overdraft Loan Facility (whether or not the Company and its Restricted Subsidiaries are then entitled to borrow thereunder). The initial Overdraft Loan Facility Available Amount is $30,000,000, and the Overdraft Loan Facility Available Amount will not be greater than $30,000,000 without the consent of the Administrative Agent and the Overdraft Loan Facility Lender.

      "OVERDRAFT LOAN FACILITY LENDER" means the Lender and its affiliates from time to time providing an Overdraft Loan Facility. The initial Overdraft Loan Facility Lender is Citicorp North America, Inc. and its affiliates.

      "OVERDRAFT PARTICIPATION DATE" means the date, if any, on which the Revolving Credit Lenders are required to purchase participations in the Overdraft Facility Loans pursuant to Section 2.04A(c)(ii).

      "OVERNIGHT RATE" means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of JPMorgan Chase Bank in the applicable offshore interbank market for such currency to major banks in such interbank market.

      "OVERSEAS BORROWERS" means any Qualified Foreign Subsidiary as to which an Election to Participate shall have been delivered to the Administrative Agent in accordance with Section 2.14; provided that the status of any of the foregoing as an Overseas Borrower shall terminate if and when an Election to Terminate is delivered to the Administrative Agent in accordance with Section 2.14.

      "PARENT" means UGS Capital Corp. (f/k/a BSW Holdings, Inc.), a Delaware corporation, and the ultimate parent of Holdings.

      "PARTICIPANT" has the meaning specified in Section 10.07(e).

      "PARTICIPATING MEMBER STATE" means each state so described in any EMU Legislation.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

      "PERMITTED ACQUISITION" has the meaning specified in Section 7.02(i).

      "PERMITTED ENCUMBRANCES" has the meaning specified in the Mortgages.

      "PERMITTED EQUITY ISSUANCE" means any sale or issuance of any Qualified Equity Interests of Holdings (and, after a Qualifying IPO, of the Company) to the extent permitted hereunder.

      "PERMITTED HOLDCO DEBT" has the meaning specified in Section 7.03(c)(iii).

      "PERMITTED HOLDERS" means the Equity Investors other than (a) any portfolio company of the Sponsors and (b) Management Shareholders to the extent that such Management Shareholders in the aggregate own beneficially or of record more than five percent (5%) of the outstanding voting stock of Holdings.

      "PERMITTED REFINANCING" means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 7.03, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed or extended, and (f) at the time thereof, no Event of Default shall have occurred and be continuing.

      "PERMITTED SUBORDINATED INDEBTEDNESS" means any unsecured Indebtedness of the Company that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms and conditions no less favorable to the Lenders than the terms and conditions set forth in the Senior Subordinated Notes Indenture, (b) will not mature prior to the date that is ninety-one (91) days after the Maturity Date of the Term Loans, (c) has no scheduled amortization or payments of principal prior to the Maturity Date of the Term Loans, and (d) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope, taken as a whole, than those set forth in the Senior Subordinated Notes Indenture.

      "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "PLEDGED DEBT" has the meaning specified in the Security Agreement.

      "PLEDGED EQUITY" has the meaning specified in the Security Agreement.

      "PRO FORMA BALANCE SHEET" has the meaning set forth in Section
5.05(a)(ii).

      "PRO FORMA BALANCE SHEET (TECNOMATIX)" has the meaning set forth in
Section 5.05(a)(iii).

      "PRO FORMA BASIS", "PRO FORMA COMPLIANCE" and "PRO FORMA EFFECT" means, with respect to compliance with any test or covenant hereunder, that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Company or any division, product line, or facility used for operations of the Company or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of "Specified Transaction", shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Company or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Company and its Restricted Subsidiaries and
(z) factually supportable.

      "PRO RATA SHARE" means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

      "PROJECTIONS" shall have the meaning set forth in Section 6.01(c).

      "PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of March 12, 2004 by and among the Parent, Seller and UGS PLM Solutions, as amended by Side Letter Agreement Number 1 to UGS PLM Stock Purchase Agreement dated April 8, 2004, by and among the Parent, the Seller and UGS PLM Solutions, Side Letter Agreement Number 2 to UGS PLM Stock Purchase Agreement dated April 26, 2004, by and among the Parent, the Seller and UGS PLM Solutions and that certain Side Letter Agreement dated May 27, 2004, by and among the Parent, the Seller and UGS PLM Solutions, and as further modified from time to time in accordance with
Section 7.15.

      "QUALIFIED EQUITY INTERESTS" means any Equity Interests that are not Disqualified Equity Interests.

      "QUALIFIED FOREIGN SUBSIDIARY" means any Restricted Subsidiary of the Company that satisfies the following criteria: (a) the principal place of business and jurisdiction of organization or incorporation of such Subsidiary is located outside the United States, and (b) such Subsidiary is a wholly owned Subsidiary of the Company at the time.

      "QUALIFYING IPO" means the issuance by the Parent, Midco, Holdings or the Company of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

      "REGISTER" has the meaning set forth in Section 10.07(d).

      "REFINANCED TERM LOANS" has the meaning set forth in Section 10.01.

      "REPLACEMENT TERM COMMITMENT" means, as to each Replacement Term Lender, its obligation to make Replacement Term Loans to the Company under the Second Amendment and Restatement Agreement, or to convert its Existing Term Loan into a Replacement Term Loan thereunder, on the Second Restatement Effective Date or Second Replacement Term Loan Borrowing Date, as applicable, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Replacement Term Commitments is $725,000,000.

      "REPLACEMENT TERM LENDER" means any Lender that has a Replacement Term Commitment or a Replacement Term Loan.

      "REPLACEMENT TERM LOANS" has the meaning set forth in Section 10.01, and includes the Replacement Term Loans made by the Lenders to the Company or converted from Existing Term Loans on the Restatement Effective Date or Second Replacement Term Loan Borrowing Date, as applicable, pursuant to the Second Amendment and Restatement Agreement.

      "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

      "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

      "REQUIRED LENDERS" means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate Dollar Amount of each Lender's risk participation and funded participation in L/C Obligations, Swing Line Loans and Overdraft Facility Loans being deemed "held" by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "RESPONSIBLE OFFICER" means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any vice president, secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings, the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Holdings or the Company's stockholders, partners or members (or the equivalent Persons thereof).

      "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

      "REVOLVING COMMITMENT INCREASE" has the meaning set forth in Section 2.15(a).

      "REVOLVING COMMITMENT INCREASE LENDER" has the meaning set forth in
Section 2.15(a).

      "REVOLVING CREDIT BORROWING" means a Dollar Revolving Credit Borrowing or a Multicurrency Revolving Credit Borrowing.

      "REVOLVING CREDIT COMMITMENT" means, as to each Revolving Credit Lender, its Dollar Revolving Credit Commitment and its Multicurrency Revolving Credit Commitment.

      "REVOLVING CREDIT FACILITIES" means the collective reference to the Dollar Revolving Credit Facility and the Multicurrency Revolving Credit Facility.

      "REVOLVING CREDIT LENDERS" means the collective reference to the Dollar Revolving Credit Lenders and the Multicurrency Revolving Credit Lenders.

      "REVOLVING CREDIT LOANS" means the collective reference to the Dollar Revolving Credit Loans and the Multicurrency Revolving Credit Loans.

      "REVOLVING CREDIT NOTE" means a promissory note of a Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate indebtedness of such Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

      "ROLLOVER AMOUNT" has the meaning set forth in Section 7.19(b).

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

      "SAME DAY FUNDS" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "SECOND AMENDMENT AND RESTATEMENT AGREEMENT" shall have the meaning assigned to such term in the recitals to this Agreement.

      "SECOND RESTATEMENT EFFECTIVE DATE" means the date on which the conditions precedent set forth in Section 4(a) of the Second Amendment and Restatement Agreement shall have been satisfied, which date is February 28, 2005.

      "SECURED HEDGE AGREEMENT" means any Swap Contract required or permitted under Article 6 or 7 that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

      "SECURED OBLIGATIONS" has the meaning specified in the Security Agreement.

      "SECURED PARTIES" means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Overdraft Loan Facility Lender, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).

      "SECURITY AGREEMENT" means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G, together with each other security agreement supplement executed and delivered pursuant to Section 6.12.

      "SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in the Security Agreement.

      "SELLER" means Electronic Data Systems Corporation, a Delaware corporation.

      "SENIOR SUBORDINATED NOTES" means the $550,000,000 aggregate principal amount of the Company's senior subordinated notes due 2014 issued in a public offering or in a Rule 144A or other private placement pursuant to the Senior Subordinated Notes Indenture.

      "SENIOR SUBORDINATED NOTES DOCUMENTS" means the Senior Subordinated Notes, the Senior Subordinated Notes Indenture, and all other documents executed and delivered with respect to the Senior Subordinated Notes or the Senior Subordinated Note Indenture.

      "SENIOR SUBORDINATED NOTES INDENTURE" means the Indenture for the Senior Subordinated Notes, dated as of May 27, 2004.

      "SOLIDEDGE" means the business of the Company and the Restricted Subsidiaries constituting the "SolidEdge" division or line of business, substantially as currently conducted and including any corporation, partnership or limited liability company to which such business may be contributed.

      "SOLIDEDGE EXCESS PROCEEDS" means the aggregate cash proceeds, in respect of a Disposition relating to SolidEdge or a Disposition relating to any Investment received by the Company or its Restricted Subsidiaries in exchange for the sale, contribution or other transfer of SolidEdge in a transaction permitted by the applicable provisions of this Agreement in excess of the sum of
(x) $70.0 million plus (y) all legal, accounting and investment banking fees (including, without limitation, any fees, commissions or other payments to the Sponsors) and brokerage and sales commissions, taxes, paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), repayments of Indebtedness that are secured by the property that is the subject of such Disposition and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

      "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "SPC" has the meaning specified in Section 10.07(h).

      "SPECIFIED TRANSACTION" means, with respect to any period, any, Investment or incurrence of Indebtedness that by the terms of this Agreement requires "Pro Form Compliance" with a test or covenant hereunder or requires such test or covenant to be calculated on a "Pro Forma Basis."

      "SPONSORS" means, collectively, Bain Capital Integral Investors, LLC (and its members), Bain Capital VII Coinvestment Fund, L.P., BCIP TCV, LLC, Silver Lake Partners, L.P., Silver Lake Investors, L.P., Silver Lake Technology Investors, L.L.C., Integral Capital Partners VI, L.P., Warburg Pincus Private Equity VIII, L.P. and Warburg Pincus International Partners, L.P., and their Affiliates, but not including, however, any portfolio companies of any of the foregoing.

      "SPONSOR MANAGEMENT AGREEMENT" means the Management Agreement between certain of the management companies associated with the Sponsors, the Company, Midco, Holdings and the Parent.

      "SPONSOR TERMINATION FEES" means the one-time payment under the Sponsor Management Agreement of a termination fee to one or more of the Sponsors and their Affiliates in the event of either a Change in Control or the completion of a Qualifying IPO.

      "SPOT RATE" means, for any Alternative Currency (or other foreign currency) on any day, the average of the Administrative Agent's spot buying and selling rates for the exchange of such Alternative Currency (or other foreign currency) and Dollars as of approximately 11:00 a.m. (London, England time) two
(2) Business Days prior to such day.

      "STERLING" and "L" means the lawful currency of the United Kingdom.

      "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Holdings.

      "SUBSIDIARY GUARANTOR" means, collectively, the Subsidiaries of the Company that are Guarantors.

      "SUBSIDIARY GUARANTY" means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

      "SUPER-MAJORITY LENDERS" has the meaning specified in Section 10.01.

      "SUPPLEMENTAL ADMINISTRATIVE AGENT" has the meaning specified in Section
9.13 and "Supplemental Administrative Agents" shall have the corresponding meaning.

      "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

      "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

      "SWING LINE BORROWING" means a borrowing of a Swing Line Loan pursuant to
Section 2.04.

      "SWING LINE FACILITY" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

      "SWING LINE LENDER" means JPMorgan Chase Bank in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

      "SWING LINE LOAN" has the meaning specified in Section 2.04(a).

      "SWING LINE LOAN NOTICE" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

      "SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Multicurrency Revolving Credit Commitments.

      "SYNDICATION AGENT" means Citicorp North America, Inc., as Syndication Agent under the Loan Documents.

      "SYNDICATION DATE" means the earlier of (i) June 30, 2004 and (ii) the date of completion of the primary syndication of the Facilities, as specified by the Arrangers in a written notice to the Company.

      "TARGET DAY" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

      "TAXES" has the meaning specified in Section 3.01(a).

      "TECNOMATIX ACQUISITION" has the meaning specified in Section 7.02(r).

      "TECNOMATIX PURCHASE AGREEMENT" has the meaning specified in Section 7.02(r).

      "TECNOMATIX TRANSACTION" means, collectively, (a) the Tecnomatix Acquisition, (b) the funding of the Term Loans pursuant to the Second Amendment and Restatement Agreement, (c) the consummation of any other transaction in connection with the foregoing, and (d) the payment of the fees and expenses incurred in connection with any of the foregoing.

      "TERM BORROWING" means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by the Term Lenders pursuant to Section 2.01 or pursuant to the Second Amendment and Restatement Agreement.

      "TERM COMMITMENT" means, as to each Term Lender, (i) prior to the Second Restatement Effective Date, its Existing Term Commitment and (ii) on or after the Second Restatement Effective Date, its Replacement Term Commitment.

      "TERM FACILITY" means the Facility consisting of the Term Loans.

      "TERM LENDER" means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

      "TERM LOAN" means (i) prior to the Second Restatement Effective Date, the Existing Term Loans and (ii) on or after the Second Restatement Effective Date, the Replacement Term Loans.

      "TERM NOTE" means a promissory note of the Company payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate indebtedness of the Company to such Term Lender resulting from the Term Loans made by such Term Lender.

      "THRESHOLD AMOUNT" means $20,000,000.

      "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

      "TRANSACTION" means, collectively, (a) the Equity Contributions, (b) the Acquisition, (c) the issuance of the Senior Subordinated Notes, (d) the funding of the Term Loans and up to $30,000,000 of Revolving Credit Loans on the Closing Date, (e) the consummation of any other transactions in connection with the foregoing, and (f) the payment of the fees and expenses incurred in connection with any of the foregoing.

      "TRANSACTION DOCUMENTS" means the Purchase Agreement and the Transition Services Agreements (as defined in the Purchase Agreement) and all other material documents, instruments and certificates contemplated by the Purchase Agreement.

      "TYPE" means, with respect to a Loan denominated in Dollars, its character as a Base Rate Loan or a Eurodollar Rate Loan.

      "UK LOAN PARTY" means any Loan Party incorporated or organized in England or Wales.

      "UGS PLM SOLUTIONS" means UGS PLM Solutions Inc., a Delaware corporation.

      "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

      "UNITED STATES" and "U.S." mean the United States of America.

      "UNREIMBURSED AMOUNT" has the meaning set forth in Section 2.03(c)(i).

      "UNRESTRICTED SUBSIDIARY" means (i) each Subsidiary of the Company listed on Schedule 1.01C and (ii) any Subsidiary of the Company designated by the board of directors of Holdings as an Unrestricted Subsidiary pursuant to Section 6.17 subsequent to the date hereof.

      "U.S. LENDER" has the meaning set forth in Section 10.15(b).

      "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

      "WHOLLY OWNED" means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director's qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

      "WORKING CAPITAL" means an amount determined for the Consolidated Parties equal to the sum of all current assets (other than cash and Cash Equivalents and current deferred tax assets) less the sum of all current liabilities (other than the current portion of long-term Indebtedness and current deferred tax liabilities), as set forth on the consolidated balance sheet of the Consolidated Parties.

      "YEN" and "Y" means the lawful currency of Japan.

      Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

      (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

      (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

            (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

            (iii) The term "including" is by way of example and not limitation.

            (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

      (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

      (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      Section 1.03 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

      (b) If at any time any change in GAAP or a change in the practice by the Company with respect to Statement of Financial Accounting Standard No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or such change in the Company's practice (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein or in accordance with the practice by the Company prior to such change and (ii) the Company shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or such change in the Company's practice.

      (c) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Leverage Ratio, the Holdings Consolidated Leverage Ratio and Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

      Section 1.04 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      Section 1.05 References to Agreements, Laws, etc.. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law, (c) references herein to real and personal property shall be deemed to include immovable and movable property, respectively, within the meaning of the Civil Code of Quebec, (d) references to perfect or to perfection shall, in connection with any security or opinion relating to the Province of Quebec, be deemed to mean to set up or render opposable against third parties within the meaning of the Civil Code of Quebec, and (e) references to hypothec shall have the meaning ascribed to such term in the Civil Code of Quebec.

      Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

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      Section 1.07 Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

      Section 1.08 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles 2, 9 and 10) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by JPMorgan Chase Bank in New York, New York at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency; provided that the determination of any Dollar Amount shall be made in accordance with Section 2.17.

      Section 1.09 Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

      (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time after consultation with the Company specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

      (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify after consultation with the Company to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to such change in currency.

                                    ARTICLE 2
                      THE COMMITMENTS AND CREDIT EXTENSIONS

      Section 2.01 The Loans The Term Borrowings. Subject to the terms and conditions set forth herein, the Term Lenders made term loans in Dollars to the Company in the aggregate principal amount of $500,000,000 (the "EXISTING TERM LOANS"). Subject to the terms and conditions set forth herein and in the Second Amendment and Restatement Agreement, each Replacement Term Lender made (or will make) Replacement Term Loans to the Borrower or converted Existing Term Loans into Replacement Term Loans in a principal amount equal to its

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Replacement Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. Replacement Term Loans are Term Loans for all purposes of this Agreement and the other Loan Documents.

      (b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein (i) each Dollar Revolving Credit Lender severally agrees to make loans to any Borrower denominated in Dollars as elected by such Borrower pursuant to Section 2.02 (each such loan, a "DOLLAR REVOLVING CREDIT LOAN") from time to time, on any Business Day until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender's Dollar Revolving Credit Commitment and (ii) each Multicurrency Revolving Credit Lender severally agrees to make loans to any Borrower denominated in Dollars or, with respect to loans made after the Closing Date, in an Alternative Currency as elected by such Borrower pursuant to Section 2.02 (each such loan, a "MULTICURRENCY REVOLVING CREDIT LOAN") from time to time, on any Business Day until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender's Multicurrency Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing,
(i) with respect to the Dollar Revolving Credit Facility, the aggregate Outstanding Amount of the Dollar Revolving Credit Loans of any Lender shall not exceed such Lender's Dollar Revolving Credit Commitment, (ii) with respect to the Multicurrency Revolving Credit Facility, the aggregate Outstanding Amount of the Multicurrency Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed the excess of such Lender's Multicurrency Revolving Credit Commitment over such Lender's Pro Rata Share of the Overdraft Loan Facility Available Amount then in effect, (iii) the aggregate Dollar Amount of Revolving Credit Loans which are Alternative Currency Loans and L/C Obligations denominated in an Alternative Currency shall not exceed the Alternative Currency Sublimit and (iv) the aggregate Dollar Amount of Revolving Credit Loans made on the Closing Date shall not exceed $30,000,000. Within the limits of each Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans denominated in Dollars may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

      Section 2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the relevant Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:30 p.m. (New York, New York time or London, England time in the case of any Borrowing denominated in an Alternative Currency) (i) three (3) Business Days prior to the requested date of any Borrowing of, continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the relevant Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each Borrowing of, conversion to or continuation of

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

Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or comparable amounts determined by the Administrative Agent in the case of Alternative Currency Loans). Except as provided in Section 2.03(c), 2.04(c) and 2.04A(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the relevant Borrower is requesting a Term Borrowing, a Dollar Revolving Credit Borrowing, a Multicurrency Revolving Credit Borrowing, a conversion of Term Loans, Dollar Revolving Credit Loans, or Multicurrency Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the currency in which the Loans to be borrowed are to be denominated, (v) the Type of Loans to be borrowed or to which existing Term Loans, Dollar Revolving Credit Loans or Multicurrency Revolving Credit Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto; provided that prior to the Syndication Date, the Borrowers may only select 1-month Interest Periods. If with respect to Loans denominated in Dollars the relevant Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the relevant Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period (or fails to give a timely notice requesting a continuation of Eurodollar Rate Loans denominated in an Alternative Currency), it will be deemed to have specified an Interest Period of one (1) month. If no currency is specified, the requested Borrowing shall be in Dollars.

      (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the relevant Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the relevant Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of JPMorgan Chase Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the relevant Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of

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

any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the relevant Borrower as provided above.

      (b) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Company pays the amount due, if any, under
Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans denominated in Dollars may be converted to or continued as Eurodollar Rate Loans.

      (c) The Administrative Agent shall promptly notify the relevant Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the relevant Borrower and the Lenders of any change in JPMorgan Chase Bank prime rate used in determining the Base Rate promptly following the public announcement of such change.

      (d) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than twenty (20) Interest Periods in effect.

      (e) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

      Section 2.03 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Multicurrency Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in an Alternative Currency (or any additional currency requested and available from the L/C Issuer or an Affiliate of the L/C Issuer) for the account of the Company (or any Subsidiary of the Company so long as the Company is a joint and several co-applicant, and references to "the Company" in this Section 2.03 shall be deemed to include reference to such Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit; and (B) the Multicurrency Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the aggregate Outstanding Amount of the Multicurrency Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed the excess of such Lender's Multicurrency Revolving Credit Commitment over such Lender's Pro Rata Share of the

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

Overdraft Loan Facility Available Amount then in effect, (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit or (z) the aggregate Outstanding Amount of Multicurrency Revolving Credit Loans which are Alternative Currency Loans and L/C Obligations denominated in Alternative Currencies would exceed the Alternative Currency Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

            (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                        (A) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, the L/C Issuer in good faith deems material to it;

                        (B) subject to Section 2.03(b)(iii), the expiry date of
                  such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                        (C) the expiry date of such requested Letter of Credit
                  would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                        (D) the issuance of such Letter of Credit would violate
                  any Laws or one or more policies of the L/C Issuer;

                        (E) such Letter of Credit is in an initial amount less
                  than $100,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit; or

                        (F) the L/C Issuer does not, as of the issuance date of
                  such requested Letter of Credit, issue Letters of Credit in the requested currency.

            (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

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

      (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent (A) not later than 12:30 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in Dollars, and (B) not later than 11:00 a.m. at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in an Alternative Currency; or, in each case, such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably request.

            (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Multicurrency Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

            (iii) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NONRENEWAL NOTICE DATE") in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been

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

      issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the L/C Issuer shall not permit any such renewal if
      (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Revolving Credit Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

            (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

      (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency or another foreign currency permitted by Section 2.03(a), the Company shall reimburse the L/C Issuer in such Alternative Currency or such other foreign currency, as applicable, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency or another foreign currency permitted by Section 2.03(a), the L/C Issuer shall notify the Company of the Dollar Amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency or another foreign currency permitted by
Section 2.03(a) (each such date, an "HONOR DATE"), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided that if such notice is not provided to the Company prior to such time on the Honor Date, then the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in such currency on the next succeeding Business Day and such extension of time shall be reflected in computing fees in respect of any such Letter of Credit. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Multicurrency Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Amount thereof in the case of a Letter of Credit denominated in an Alternative Currency or another foreign currency permitted by
Section 2.03(a)) (the "UNREIMBURSED AMOUNT"), and the amount of such Multicurrency Revolving Credit Lender's Pro Rata Share thereof. In such event, the Company shall be deemed to have requested a Multicurrency Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to

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

the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Multicurrency Revolving Credit Commitments and the conditions set forth in
Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii) Each Multicurrency Revolving Credit Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent's Office for Dollar-denominated payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Multicurrency Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer, or if requested by the L/C Issuer, the equivalent amount thereof in an Alternative Currency or another foreign currency permitted by Section 2.03(a) as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined as of such funding date) for the purchase of such Alternative Currency with Dollars.

            (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Multicurrency Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Multicurrency Revolving Credit Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
      Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

            (iv) Until each Multicurrency Revolving Credit Lender funds its Multicurrency Revolving Credit Loan or L/C Advance pursuant to this
      Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

            (v) Each Multicurrency Revolving Credit Lender's obligation to make Multicurrency Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this
      Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever;
      (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each

      Multicurrency Revolving Credit Lender's obligation to make Multicurrency Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the relevant Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

            (vi) If any Multicurrency Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Multicurrency Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

      (d) Repayment of Participations. (i) If, at any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Multicurrency Revolving Credit Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

            (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Multicurrency Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

      (e) Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

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

            (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

            (v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations any Loan Party in respect of such Letter of Credit; or

            (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse the L/C Issuer from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the L/C Issuer's gross negligence or willful misconduct (as determined by the final judgment of a court of competent jurisdiction) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company will promptly notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

      (f) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any

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

Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by the final judgment of a court of competent jurisdiction); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer's willful misconduct or gross negligence (as determined by the final judgment of a court of competent jurisdiction) or the L/C Issuer's willful or grossly negligent failure (as determined by the final judgment of a court of competent jurisdiction) to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      (g) Cash Collateral. (i) If the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Multicurrency Revolving Credit Borrowing cannot then be met, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Company shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 P.M., New York City time, on (x) the Business Day that the Company receives notice thereof, if such notice is received on such day prior to 12:00 Noon, New York City time, or (y) if clause (x) above does not apply, the Business Day immediately following the day that the Company receives such notice. For purposes hereof, "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances ("CASH COLLATERAL") pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company (excluding any UK Loan Party included in the definition of "Company" pursuant to Section 2.03(a)) hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit

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

accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at JPMorgan Chase Bank and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Company will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at JPMorgan Chase Bank as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Company.

      (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance shall apply to each commercial Letter of Credit.

      (i) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Multicurrency Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

      (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Company shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five (5) Business Days of demand and are nonrefundable.

      (k) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

      Section 2.02 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "SWING LINE LOAN") to any Borrower from time to time on any Business Day (other than the Closing Date) until the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Multicurrency Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Multicurrency Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Multicurrency Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed the excess of such Lender's Multicurrency Revolving Credit Commitment over such Lender's Pro Rata Share of the Overdraft Loan Facility Available Amount then in effect; provided further that, the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, any Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Multicurrency Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

      (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the relevant Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the relevant Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any

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

Multicurrency Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the relevant Borrower.

      (c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the relevant Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Multicurrency Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Multicurrency Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the relevant Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Multicurrency Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent's Office for Dollar denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Multicurrency Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the relevant Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

            (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Multicurrency Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Multicurrency Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Multicurrency Revolving Credit Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

            (iii) If any Multicurrency Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in
      Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent)

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

      with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

            (iv) Each Multicurrency Revolving Credit Lender's obligation to make Multicurrency Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the relevant Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Multicurrency Revolving Credit Lender's obligation to make Multicurrency Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the relevant Borrower to repay Swing Line Loans, together with interest as provided herein.

      (d) Repayment of Participations. (i) At any time after any Multicurrency Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

            (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section
      10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Multicurrency Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

      (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Multicurrency Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

      (f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

      Section 2.04A Overdraft Loan Facility. (a) Overdraft Loan Facility. Subject to the terms and conditions set forth herein and therein, the Overdraft Loan Facility Lender has agreed to make loans (each such loan, an "OVERDRAFT FACILITY LOAN") to the Company and its Restricted Subsidiaries from time to time pursuant to the Overdraft Loan Facility in an aggregate amount not to exceed at any time outstanding the amount of the Overdraft Loan Facility

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

Available Amount, notwithstanding the fact that such Overdraft Facility Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Multicurrency Revolving Credit Loans and L/C Obligations of the Lender acting as Overdraft Loan Facility Lender, may exceed the amount of such Lender's Multicurrency Revolving Credit Commitment; provided that after giving effect to any Overdraft Facility Loans, the aggregate Outstanding Amount of the Multicurrency Revolving Credit Loans of any Lender plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans plus such Lender's Pro Rata Share of the Outstanding Amount of all Overdraft Facility Loans shall not exceed such Lender's Multicurrency Revolving Credit Commitment. Each Overdraft Facility Loan shall bear interest as provided on the Overdraft Loan Facility (which interest rate shall not be less than the interest rate from time to time applicable to Base Rate Loans). Immediately upon the making of an Overdraft Facility Loan, each Multicurrency Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Overdraft Loan Facility Lender a risk participation in such Overdraft Facility Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Overdraft Facility Loan. The Overdraft Loan Facility Lender may terminate the Overdraft Loan Facility at any time upon thirty days' prior written notice to the Company and the Administrative Agent.

      (b) Borrowing Procedures. The Overdraft Loan Facility Lender shall make Overdraft Facility Loans available to the Company and its Restricted Subsidiaries from time to time in accordance with the procedures set forth in the Overdraft Loan Facility. From time to time at the request of the Administrative Agent, but no less frequently than monthly, the Company shall notify the Administrative Agent of the Overdraft Loan Facility Available Amount and of the aggregate Dollar Amount of Overdraft Facility Loans then outstanding thereunder. The Company shall also notify the Administrative Agent of any change in the Overdraft Loan Facility Available Amount. The Overdraft Loan Facility Lender agrees that it shall not permit the Dollar Amount of the outstanding Overdraft Facility Loans to exceed the Overdraft Loan Facility Available Amount at any time. Unless the Overdraft Loan Facility Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Multicurrency Revolving Credit Lender) (A) directing the Overdraft Loan Facility Lender not to make additional Overdraft Facility Loans as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(A)(a), or (B) that one or more of the applicable conditions specified in
Section 4.02 is not then satisfied, then, subject to the other terms and conditions hereof, the Overdraft Loan Facility Lender may make the Overdraft Facility Loans available to the Company and its Restricted Subsidiaries.

      (c) Refinancing of Overdraft Loan Facility. (i) The Overdraft Loan Facility Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Overdraft Loan Facility Lender to so request on its behalf), that each Multicurrency Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the Dollar Amount of Overdraft Facility Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Multicurrency Revolving Credit Commitments and the conditions set forth in Section 4.02. The Overdraft Loan Facility

Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Multicurrency Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Overdraft Loan Facility Lender at the Administrative Agent's Office for Dollar denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04A(c)(ii), each Multicurrency Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Overdraft Loan Facility Lender.

            (ii) If for any reason any Overdraft Facility Loan cannot be refinanced by such a Multicurrency Revolving Credit Borrowing in accordance with Section 2.04(A)(c)(i), the request for Base Rate Loans submitted by the Overdraft Loan Facility Lender as set forth herein shall be deemed to be a request by the Overdraft Loan Facility Lender that each of the Multicurrency Revolving Credit Lenders fund its risk participation in the relevant Overdraft Facility Loan and each Multicurrency Revolving Credit Lender's payment to the Administrative Agent for the account of the Overdraft Loan Facility Lender pursuant to Section 2.04(A)(c)(i) shall be deemed payment in respect of such participation.

            (iii) If any Multicurrency Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Overdraft Loan Facility Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04A(c) by the time specified in Section 2.04A(c)(i), the Overdraft Loan Facility Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Overdraft Loan Facility Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Overdraft Loan Facility Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

            (iv) Each Multicurrency Revolving Credit Lender's obligation to make Multicurrency Revolving Credit Loans or to purchase and fund risk participations in Overdraft Facility Loans pursuant to this Section 2.04A(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Overdraft Loan Facility Lender, the Company and its Subsidiaries or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Multicurrency Revolving Credit Lender's obligation to make Multicurrency Revolving Credit Loans pursuant to this Section 2.04(A)(c) is subject to the conditions set forth in
      Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company and its Subsidiaries to repay Overdraft Facility Loans, together with interest as provided herein.

      (d) Repayment of Participations. (i) At any time after any Multicurrency Revolving Credit Lender has purchased and funded a risk participation in an Overdraft Facility Loan, if the Overdraft Loan Facility Lender receives any payment on account of such Overdraft Facility Loan, the Overdraft Loan Facility Lender will distribute to the Administrative Agent, for the account of such Lender, such Lender's Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Overdraft Loan Facility Lender.

            (ii) If any payment received by the Overdraft Loan Facility Lender in respect of principal or interest on any Overdraft Facility Loan is required to be returned by the Overdraft Loan Facility Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Overdraft Loan Facility Lender in its discretion), each Multicurrency Revolving Credit Lender shall pay to the Overdraft Loan Facility Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Overdraft Loan Facility Lender.

      (e) Interest for Account of Overdraft Loan Facility Lender. The Overdraft Loan Facility Lender shall be responsible for invoicing the Company and its Restricted Subsidiaries for interest on the Overdraft Loan Facility. Until each Multicurrency Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04A to refinance such Lender's Pro Rata Share of any Overdraft Facility Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Overdraft Loan Facility Lender.

      (f) Payments Directly to Overdraft Loan Facility Lender. The Company and its Restricted Subsidiaries shall make all payments of principal and interest in respect of the Overdraft Facility Loans directly to the Overdraft Loan Facility Lender.

      (g) Satisfaction of Conditions; Acknowledgement. The Company agrees, for itself and its Restricted Subsidiaries, that it and its Restricted Subsidiaries will not borrow Overdraft Facility Loans unless the conditions set forth in
Section 4.02(a) and (b) are satisfied, and the Company represents and warrants that on the date of each such borrowing such conditions will be satisfied (in each case as if such borrowing was a Credit Extension referred to in Section 4.02(a) and (b)) and each such borrowing shall be deemed to be such a representation and warranty on and as of such date. Promptly following a request by the Administrative Agent, the Company shall cause each of its Restricted Subsidiaries which borrows under the Overdraft Loan Facility to acknowledge in writing to the Administrative Agent that it agrees to this Section 2.04A and the other provisions of this Agreement.

      (h) Conversion to Base Rate Loan. The Company and the Guarantors of the Obligations under the Overdraft Loan Facility have guaranteed as primary obligors all payment obligations of the Company and its Restricted Subsidiaries with respect to the Overdraft Loan Facility. The Company agrees, for itself and its Restricted Subsidiaries, that on the Overdraft Participation Date all Overdraft Facility Loans outstanding on the Overdraft Participation Date shall be converted to Dollars at the Spot Rate, shall become due and payable on such Date and shall constitute Base Rate Loans owed by the Loan Parties and by the Restricted Subsidiaries to whom such Overdraft Facility Loans were made.

      Section 2.05 Prepayments. (a) Optional. (i) Any Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided, that any optional prepayment of Term Loans (funded or converted on the Second Restatement Effective Date) effected during the period beginning on the Second Restatement Effective Date and ending on (and including) the first anniversary of the Second Restatement Effective Date with the proceeds of a substantially concurrent issuance or incurrence of additional term loans under this Agreement, as amended, amended and restated, supplemented, waived or otherwise modified from time to time (excluding a refinancing of all the Facilities in connection with another transaction not permitted by this Agreement (as determined prior to giving effect to any amendment or waiver of this Agreement in connection with such transaction)), shall be accompanied by a prepayment fee equal to 1.0% of the aggregate principal amount of such prepayment if, immediately prior to such prepayment, the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the Term Loans) relating to the Term Loans exceeds the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing additional term loans) relating to such additional term loans; provided, further that (1) such notice must be received by the Administrative Agent not later than 12:30 p.m. (New York, New York time or London, England time in the case of Loans denominated in an Alternative Currency) (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof (or comparable amounts determined by the Administrative Agent in the case of Alternative Currency Loans); and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of principal of, and interest on, Alternative Currency Loans shall be made in the relevant Alternative Currency. Each prepayment of the Loans pursuant to this
Section 2.05(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

            (ii) Any Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

            (iii) Notwithstanding anything to the contrary contained in this Agreement, the relevant Borrower may rescind any notice of prepayment under Section 2.05(a)(i)or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

            (iv) Each prepayment of Term Loans pursuant to this Section 2.05(a) shall be applied in direct order of maturity to principal installments of the Term Loans.

            (v) Prepayments of Overdraft Facility Loans shall be made in accordance with the Overdraft Loan Facility.

      (b) Mandatory. (i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Company shall cause to be prepaid an aggregate Dollar Amount of Term Loans in an amount equal to (A) 50% of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended December 31, 2005) minus (B) any voluntary prepayment of Term Loans during such fiscal year (other than in connection with the Second Amendment and Restatement Agreement); provided that the percentage in clause (i)(A) shall be reduced to (x) 25% if the Leverage Ratio as of the last day of the immediately preceding fiscal year was less than 3.75:1 and (y) 0% if the Leverage Ratio as of the last day of the immediately preceding fiscal year was less than 3.25:1.

            (ii) (A) If (x) Holdings, the Company or any of its Restricted Subsidiaries Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b),
      (c), (d) (to the extent constituting a Disposition by any Restricted Subsidiary that is not a Loan Party to a Loan Party), (e), (f), (g), (h),
      (i) or (j)) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by Holdings, the Company or such Restricted Subsidiary of Net Cash Proceeds, the Company shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate Dollar Amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received; provided that no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) if, on or prior to such date, the Company shall have given written notice to the Administrative Agent of its intention to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 2.05(b)(ii)(B) (which election may only be made if no Event of Default has occurred and is then continuing);

                  (B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Company, and so long as no Event of Default shall have occurred and be continuing, the Company may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within (x) three hundred and sixty-five (365) days following receipt of such Net Cash Proceeds or (y) if the Company enters into a contract to reinvest such Net Cash Proceeds within three hundred and sixty-five (365) days following receipt thereof, within one hundred and eighty (180) days of the date of such contract; provided that if any Net Cash Proceeds are no longer intended to be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after such Net Cash Proceeds are no longer intended to be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05.

      (iii) [Reserved.]

      (iv) If Holdings, the Company or any of its Restricted Subsidiaries incurs or issues (A) any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03 or (B) any Permitted Subordinated Indebtedness permitted to be incurred under Section 7.03(a)(ii)(B) which such Section requires to be used to prepay Loans, the Company shall cause to be prepaid an aggregate Dollar Amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds; provided that such percentage shall be reduced to 50% if the Leverage Ratio as of the last day of the prior fiscal quarter was less than 3.5:1.

      (v) If for any reason the aggregate Outstanding Amount of the Dollar Revolving Credit Loans at any time exceeds the aggregate Dollar Revolving Credit Commitments then in effect, the Company shall promptly prepay or cause to be promptly prepaid Dollar Revolving Credit Loans in an aggregate amount equal to such excess. If for any reason the aggregate Outstanding Amount of the Multicurrency Revolving Credit Loans and the L/C Obligations at any time exceeds the aggregate Multicurrency Revolving Credit Commitments then in effect (other than as a result of the determination of the Dollar Amount pursuant to Section 2.17, in which case the provisions of Section 2.17(d) shall apply), the Company shall promptly prepay or cause to be promptly prepaid the Multicurrency Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Multicurrency Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Multicurrency Revolving Credit Commitments then in effect. If for any reason the aggregate Outstanding Amount of the Overdraft Facility Loans at any time exceeds the aggregate Overdraft Loan Facility Available Amount then in effect (other than as a result of the determination of the Dollar Amount pursuant to Section 2.17, in which case the provisions of Section 2.17(e) shall apply), the Company shall promptly prepay or cause to be promptly prepaid the Overdraft Facility Loans in an aggregate amount equal to such excess.

            (vi) Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied in direct order of maturities; and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares (prior to giving effect to any rejection by any Term Lender of any such prepayment pursuant to clause (vii) below), subject to clause (vii) of this Section 2.05(b).

            (vii) The Company shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iv) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Company's prepayment notice and of such Appropriate Lender's Pro Rata Share of the prepayment. Any Term Lender (a "DECLINING LENDER", and any Term Lender which is not a Declining Lender, an "ACCEPTING LENDER") may elect, by delivering, not less than one (1) Business Day prior to the proposed prepayment date, a written notice that any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to clauses (i) through (iv) of this Section 2.05(b) not be made, in which event the portion of such prepayment which would otherwise have been applied to the Term Loans of the Declining Lenders shall instead be retained by the Company.

            (viii) Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of
      Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the relevant Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from any Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from any Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

      Section 1.06 Termination or Reduction of Commitments. (a) Optional. The Company may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) if, after giving effect to any reduction of the Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit, the Swing Line Sublimit or the Overdraft Loan Facility Available

Amount exceeds the amount of the Multicurrency Revolving Credit Commitments, such sublimit or the Overdraft Loan Facility Available Amount, as the case may be, shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Company. Notwithstanding the foregoing, the Company may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

      (b) Mandatory. The Term Commitment of each Replacement Term Lender shall be automatically and permanently reduced to $0 on the Second Replacement Term Loan Borrowing Date (as defined in the Second Amendment and Restatement Agreement).

      (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender's Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

      Section 2.07 Repayment of Loans. (a) Term Loans. The Company shall repay to the Administrative Agent for the ratable account of the Term Lenders on the last day of each month set forth below the aggregate Dollar Amount of all Term Loans outstanding in twenty-eight (28) consecutive quarterly installments as follows (which installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

                                     AGGREGATE TERM
                                     LOAN PRINCIPAL
    DATE                          AMORTIZATION PAYMENT
    ----                          --------------------
June 2005                              $1,812,500
September 2005                         $1,812,500
December 2005                          $1,812,500

March 2006                             $1,812,500
June 2006                              $1,812,500
September 2006                         $1,812,500
December 2006                          $1,812,500

March 2007                             $1,812,500
June 2007                              $1,812,500
September 2007                         $1,812,500
December 2007                          $1,812,500

March 2008                             $1,812,500
June 2008                              $1,812,500

                                     AGGREGATE TERM
                                     LOAN PRINCIPAL
    DATE                          AMORTIZATION PAYMENT
    ----                          --------------------
September 2008                        $  1,812,500
December 2008                         $  1,812,500

March 2009                            $  1,812,500
June 2009                             $  1,812,500
September 2009                        $  1,812,500
December 2009                         $  1,812,500

March 2010                            $  1,812,500
June 2010                             $  1,812,500
September 2010                        $  1,812,500
December 2010                         $  1,812,500

March 2011                            $  1,812,500
June 2011                             $170,375,000
September 2011                        $170,375,000
December 2011                         $170,375,000

March 2012                            $170,375,000

provided that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

      (b) Revolving Credit Loans. Each Borrower shall repay to the Administrative Agent for the ratable account of the applicable Revolving Credit Lenders on the Maturity Date for the Dollar Revolving Credit Facility the aggregate principal amount of all of its Dollar Revolving Credit Loans outstanding on such date. Each Borrower shall repay to the Administrative Agent for the ratable account of the applicable Revolving Credit Lenders on the Maturity Date for the Multicurrency Revolving Credit Facility the aggregate principal amount of all of its Multicurrency Revolving Credit Loans outstanding on such date.

      (c) Swing Line Loans. Each Borrower shall repay its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date.

      (d) Overdraft Facility Loans. Overdraft Facility Loans shall be payable in accordance with the terms of the Overdraft Loan Facility but no later than the Maturity Date.

      Section 2.08 Interest. (a) Subject to the provisions of Section 2.08(b),
(i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurodollar Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate;

(iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans; and (iv) each Overdraft Facility Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum set forth in the Overdraft Loan Facility (which interest rate shall not be less than the rate applicable to Base Rate Loans).

      (b) Each Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      Section 2.09 Fees. In addition to certain fees described in Sections 2.03(i) and (j):

      (a) Commitment Fee. The Company shall pay to the Administrative Agent for the account of each (i) Dollar Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the aggregate Dollar Revolving Credit Commitment exceeds the Outstanding Amount of Dollar Revolving Credit Loans and (ii) Multicurrency Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the aggregate Multicurrency Revolving Credit Commitments exceed the sum of (A) the Outstanding Amount of Multicurrency Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Company so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Company prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times from the date hereof until the Maturity Date, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the applicable Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

      (b) Other Fees. The Company shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by JPMorgan Chase Bank's "prime rate" and for Alternative Currency Loans denominated in Sterling shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      Section 2.11 Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation
Section 5f.103-1(c), as agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

      (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit, Swing Line Loans and Overdraft Facility Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

      (c) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Section 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative

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

Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.

      (d) The Overdraft Facility Loans shall be evidenced by one or more accounts or records maintained by the Overdraft Loan Facility Lender and evidenced by one or more entries in a register maintained by the Overdraft Loan Facility Lender, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Overdraft Loan Facility Lender shall be prima facie evidence absent manifest error of the amount of the Overdraft Facility Loans and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company and its Restricted Subsidiaries to pay any amount owing with respect to the Obligations.

      (e) Entries made in good faith by the Overdraft Loan Facility Lender in its register pursuant to Section 2.11(d) shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Company and its Restricted Subsidiaries to the Overdraft Loan Facility Lender under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Overdraft Loan Facility Lender to make an entry, or any finding that an entry is incorrect, in such register shall not limit or otherwise affect the obligations of the Company and its Restricted Subsidiary under this Agreement and the other Loan Documents.

      Section 2.12 Payments Generally. (a) All payments to be made by the Borrowers and all payments to be made in respect of the Overdraft Loan Facility shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Amount of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent
(i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

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      (b) If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

      (c) Unless any Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

            (i) if any Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

            (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the relevant Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the relevant Borrower, and the relevant Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

      A notice of the Administrative Agent to any Lender or the relevant Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

      (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds

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are not made available to the relevant Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit, Swing Line Loans and Overdraft Facility Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

      (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      (g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in
Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender's Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

      Section 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations, in Swing Line Loans or in Overdraft Facility Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations, Swing Line Loans or in Overdraft Facility Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in
Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount

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paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

      Section 2.14 Designation of Overseas Borrower; Termination of Designations. (a) The Company may from time to time designate any Qualified Foreign Subsidiary as an additional Overseas Borrower for purposes of this Agreement by delivering to the Administrative Agent an Election to Participate duly executed on behalf of such Subsidiary and the Company in such number of copies as the Administrative Agent may request. The Administrative Agent shall promptly notify the Lenders of its receipt of any such Election to Participate. No Qualified Foreign Subsidiary shall be permitted to be an Overseas Borrower unless (i) it is organized in a jurisdiction in which any other current Overseas Borrower is organized, (ii) it is organized in a jurisdiction set forth in
Schedule 2.14(a) or (iii) its designation as such has been approved by the Majority Revolving Credit Lenders.

      (b) The Company may at any time terminate the status of any Subsidiary as an Overseas Borrower for purposes of this Agreement by delivering to the Administrative Agent an Election to Terminate duly executed on behalf of such Subsidiary and the Company in such number of copies as the Administrative Agent may request. The delivery of such an Election to Terminate shall not affect any obligation of such Subsidiary theretofore incurred under this Agreement or any other Loan Document or any rights of the Lenders and the Agents against such Subsidiary or against the Company in its capacity as guarantor of the obligations of such Subsidiary. The Administrative Agent shall promptly notify the Lenders of its receipt of any such Election to Terminate.

      Section 2.15 Incremental Credit Extensions. (a) The Company may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (a) one or more additional tranches of term loans (the "INCREMENTAL TERM LOANS") or (b) one or more increases in the amount of the Revolving Credit Commitments (each such increase, a "REVOLVING COMMITMENT INCREASE"), provided that both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Default or Event of Default shall exist and the Company shall be in compliance with each of the covenants set forth in Section 7.11 determined on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter of the Company as if such Incremental Term Loans had been outstanding on the last day of such fiscal quarter of the Company for testing compliance therewith. Each tranche of Incremental Term Loans and each Revolving

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

Commitment Increase shall be in an aggregate principal amount that is not less than $25,000,000 (provided that such amount may be less than $25,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans and the Revolving Commitment Increases shall not exceed $100,000,000. The Incremental Term Loans (a) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans, (b) shall not mature earlier than the Maturity Date with respect to the Term Loans (but may have nominal amortization prior to such date) and (c) except as set forth above, shall be treated substantially the same as (and in any event no more favorably than) the Term Loans (in each case, including with respect to mandatory and voluntary prepayments), provided that (i) the terms and conditions applicable to Incremental Term Loans maturing after the Maturity Date with respect to the Term Loans may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date with respect to the Term Loans and (ii) the Incremental Term Loans may be priced differently than the Term Loans, provided further that (i) if the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Term Loans) relating to any Incremental Term Loans exceeds the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing the Term Loans) relating to the Term Loans immediately prior to the effectiveness of the applicable Incremental Amendment by more than 0.25%, the Applicable Rate relating to the Term Loans shall be adjusted to be equal to the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Term Loans) relating to such Incremental Term Loans minus 0.25%. Each notice from the Company pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender (and each existing Term Lender will have the right to make a portion of any Incremental Term Loan, and each existing Revolving Credit Lender will have the right to provide a portion of any Revolving Commitment Increase, in each case on terms permitted in this section
2.15 and otherwise on terms reasonably acceptable to the Administrative Agent) or by any other bank or other financial institution (any such other bank or other financial institution being called an "ADDITIONAL LENDER"), provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender's or Additional Lender's making such Incremental Term Loans or providing such Revolving Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender's applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an "INCREMENTAL AMENDMENT") to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Company, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the

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Administrative Agent, to effect the provisions of this Section. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an "INCREMENTAL FACILITY CLOSING DATE") of each of the conditions set forth in Section 4.02 (it being understood that all references to "the date of such Credit Extension" or similar language in such
Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. No more than four Incremental Facility Closing Dates may be selected by the Company. The Company will use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Revolving Commitment Increases, unless it so agrees. Any Revolving Commitment increase may be allocated between the Dollar Revolving Credit Facility and the Multicurrency Revolving Credit Facility as determined by the Company in consultation with the Administrative Agent. Upon each increase in the Revolving Credit Commitments pursuant to this Section, (a) if such increase is under the Multicurrency Revolving Credit Facility, each Multicurrency Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a "REVOLVING COMMITMENT INCREASE LENDER") in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Multicurrency Revolving Credit Lender's participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans and Overdraft Facility Loans held by each Multicurrency Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Multicurrency Revolving Credit Commitments of all Multicurrency Revolving Credit Lenders represented by such Multicurrency Revolving Credit Lender's Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Credit Loans outstanding under the Facility being increased, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

      (b) This Section 2.15 shall supersede any provisions in Section 2.13 or
10.01 to the contrary.

      Section 2.16 Overseas Borrower Costs. (a) If the cost to any Lender of making or maintaining any Loan to an Overseas Borrower (or borrower of an Overdraft Facility Loan), or issuing or maintaining any Letter of Credit for the account of a Foreign Subsidiary is increased (or the amount of any sum received or receivable by any Lender or its Lending Office is reduced) by an amount deemed by such Lender to be material, by reason of the fact that such Overseas Borrower (or borrower) or Foreign Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States, such Borrower (or borrower) or Foreign Subsidiary

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

shall indemnify such Lender for such increased cost or reduction within fifteen
(15) days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Lender claiming compensation under this Section 2.16 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

      (b) Each Lender will promptly notify the relevant Overseas Borrower (or borrower) or Foreign Subsidiary and the Administrative Agent of any event or circumstance of which it has knowledge that will entitle such Lender to compensation pursuant to this Section 2.16 and will designate a different Lending Office, if, in the judgment of such Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender.

      Section 2.17 Currency Equivalents. (a) The Administrative Agent shall determine the Dollar Amount of each Alternative Currency Loan, as of the first day of each Interest Period applicable thereto and, in the case of any such Interest Period of more than three months, at three-month intervals after the first day thereof, and shall promptly notify the relevant Borrower and the Lenders of each Dollar Amount so determined by it. Each such determination shall be based on the Spot Rate (x) on the date of the related Borrowing Request for purposes of the initial such determination for any Alternative Currency Loan and
(y) on the fourth Business Day prior to the date as of which such Dollar Amount is to be determined, for purposes of any subsequent determination.

      (b) The Administrative Agent shall determine the L/C Obligations related to each Letter of Credit as of the date of issuance thereof and at three-month intervals after the date of issuance thereof. Each such determination shall be based on the Spot Rate (i) on the date of the related notice of issuance, in the case of the initial determination in respect of any Letter of Credit and (ii) on the fourth Business Day prior to the date as of which such Dollar Amount is to be determined, in the case of any subsequent determination with respect to an outstanding Letter of Credit.

      (c) The Overdraft Loan Facility Lender shall determine the Dollar Amount of each Overdraft Facility Loan from time to time in accordance with its customary practice. Each such determination shall be based on the Spot Rate.

      (d) If after giving effect to any such determination of a Dollar Amount,
(i) the aggregate Outstanding Amount of the Multicurrency Revolving Credit Loans and the L/C Obligations exceeds the aggregate Multicurrency Revolving Credit Commitments or (ii) the aggregate Dollar Amount of Multicurrency Revolving Credit Loans which are Alternative Currency Loans and L/C Obligations denominated in an Alternative Currency exceeds 105% of the Alternative Currency Sublimit, the Company shall, within five (5) Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, prepay or cause to be prepaid outstanding Multicurrency Revolving Credit Loans (as selected by the Company and notified to the Lenders through the Administrative Agent not less than three (3) Business Days prior to the date of prepayment) or take other action (including, in the Company's discretion, cash collateralization of L/C Obligations or Alternative Currency Loans in amounts from time to time equal to such excess) to the extent necessary to eliminate any such excess.

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

      (e) If after giving effect to any such determination of a Dollar Amount, the aggregate Outstanding Amount of the Overdraft Facility Loans exceeds the aggregate Overdraft Loan Facility Available Amount the Company shall, within five (5) Business Days of receipt of notice thereof from the Administrative Agent or the Overdraft Loan Facility Lender setting forth such calculation in reasonable detail, prepay or cause to be prepaid outstanding Overdraft Facility Loans (as selected by the Company) or take other action (including, in the Company's discretion, cash collateralization of Overdraft Facility Loans in amounts from time to time equal to such excess) to the extent necessary to eliminate any such excess.

                                   ARTICLE 3
                TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

      Section 3.01 Taxes. (a) Except as provided in this Section 3.01, any and all payments by any Borrower (the term Borrower under Article 3 being deemed to include any borrower under an Overdraft Loan Facility and any Foreign Subsidiary for whose account a Letter of Credit is issued) to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office, and all liabilities (including additions to tax, penalties and interest) with respect thereto (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). If any Borrower shall be required by any Laws to deduct any Taxes or Other Taxes (as defined in Section 3.01(b)) from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions,
(iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment, such Borrower shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. If such Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence, such Borrower shall indemnify such Agent and such Lender for any incremental taxes, interest or penalties that may become payable by such Agent or such Lender arising out of such failure.

      (b) In addition, each Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from

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

the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

      (c) Each Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by such Agent and such Lender, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides such Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(c) shall be made within thirty (30) days after the date such Lender or such Agent makes a demand therefor.

      (d) No Borrower shall be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the lending office of such Lender, except to the extent that any such change is requested or required in writing by any Borrower (and provided that nothing in this clause (d) shall be construed as relieving any Borrower from any obligation to make such payments or indemnification in the event of a change in lending office or place of organization that precedes a change in Law to the extent such Taxes result from a change in Law).

      (e) Notwithstanding anything else herein to the contrary, if a Lender or an Agent is subject to United States federal withholding tax at a rate in excess of zero percent at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender or Agent, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided that, if at the date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 3.01 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.

      (f) If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Borrower pursuant to this Section 3.01, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to such Borrower, net of all out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant

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taxing authority with respect to such refund); provided that such Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at such Borrower's request, provide such Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

      (g) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Company, use commercially reasonable efforts (subject to such Lender's overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(g) shall affect or postpone any of the Obligations of any Borrower or the rights of such Lender pursuant to
Section 3.01(a) and (c).

      Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the relevant Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the relevant Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, each relevant Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

      Section 3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the

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applicable amount and the Interest Period of such Eurodollar Rate Loan, the
Administrative Agent will promptly so notify each relevant Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, each relevant Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

      Section 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans. (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern),
(ii) changes in the basis of taxation of overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or maintains a Lending Office, (iii) reserve requirements contemplated by Section 3.04(c) and (iv) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the Mandatory Cost, as calculated hereunder, does not represent the cost to such Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining of Eurodollar Rate Loans, then from time to time upon demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Company shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction or, if applicable, the portion of such cost that is not represented by the Mandatory Cost.

      (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Company shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

      (c) The Company shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "EUROCURRENCY LIABILITIES"), additional

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interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least fifteen (15) days' prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

      (d) The Company shall not be required to compensate a Lender pursuant to
Section 3.04(a), (b) or (c) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Company of its intention to demand, compensation therefor; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

      (e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Company, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of any Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

      Section 3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

            (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;

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including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

      Section 3.06 Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Company setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

      (b) With respect to any Lender's claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, no Borrower shall be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the relevant Borrowers of the event that gives rise to such claim. If any Lender requests compensation by the Company under Section 3.04, the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

      (c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Rate Loan, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender's Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

            (i) to the extent that such Lender's Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

            (ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

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

      (d) If any Lender gives notice to the Company (with a copy to the Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

      Section 3.07 Replacement of Lenders under Certain Circumstances. (a) If at any time (x) any Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or Section 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (y) any Lender becomes a Defaulting Lender or (z) any Lender becomes a "NON-CONSENTING LENDER" (as defined below in this Section 3.07), then the Company may, on ten (10) Business Days' prior written notice to the Administrative Agent and such Lender, either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to
Section 10.07(b) (with the assignment fee to be paid by the Company in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Company to find a replacement Lender or other such Person or (ii) terminate the Commitment of such Lender and repay all obligations of the Borrowers owing to such Lender relating to the Loans and participations held by such Lender as of such termination date.

      (b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Company or Administrative Agent. Pursuant to such Assignment and Assumption, (i) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (ii) all obligations of the Borrowers owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (iii) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the relevant Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

      (c) Notwithstanding anything to the contrary contained above, the Lender that acts as the L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash

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collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and Article 1 the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

      (d) In the event that (i) the Company or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "NON-CONSENTING LENDER."

      Section 3.08 Survival. All of the Borrowers' obligations under this
Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE 4
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      Section 4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

            (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement and each Guaranty;

                  (ii) a Note executed by each relevant Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Closing Date;

                  (iii) the Security Agreement, duly executed by each Loan Party thereto, together with:

                        (A) certificates representing the Pledged Equity
                  referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                        (B) copies of all searches with respect to the
                  Collateral, and all proper financing statements, duly prepared for filing under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens

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

                  created under the Security Agreement, covering the Collateral described in the Security Agreement,

                        (C) evidence that all other actions, recordings and
                  filings of or with respect to the Security Agreement that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent,

                  (iv) the Intellectual Property Security Agreement, duly
            executed by each Loan Party thereto, together with evidence that all action that the Administrative Agent in its reasonable judgment may deem reasonably necessary or desirable in order to perfect and protect the Liens created under the Intellectual Property Security Agreement has been taken;

                  (v) such certificates of resolutions or other action,
            incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

                  (vi) such documents and certifications as the Administrative
            Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrowers and the Guarantors is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

                  (vii) opinions from Ropes & Gray LLP, New York counsel to the
            Loan Parties;

                  (viii) a certificate signed by a Responsible Officer of the
            Company certifying that there has been no change, effect, event, occurrence or state of facts since December 31, 2003, that has had or could reasonably be expected to result in a Material Adverse Change;

                  (ix) a certificate attesting to the Solvency of the Loan
            Parties (taken as a whole) after giving effect to the Transaction, from the Chief Financial Officer of the Company;

                  (x) a certified copy of the Sponsor Management Agreement,
            including a certification by a Responsible Officer of the Company that such agreement is in full force and effect as of the Closing Date;

                  (xi) evidence that all insurance (including without limitation title insurance) required to be maintained pursuant to the Loan Documents has been

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

            obtained and is in effect and that the Administrative Agent has been named as loss payee under each insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named;

                  (xii) certified copies of the Purchase Agreement, duly
            executed by the parties thereto, together with all material agreements, instruments and other documents delivered in connection therewith as the Administrative Agent and the Initial Lenders shall reasonably request, each including certification by a Responsible Officer of the Company that such documents are in full force and effect as of the Closing Date;

                  (xiii) a Committed Loan Notice or Letter of Credit
            Application, as applicable, relating to the initial Credit Extension; and

                  (xiv) final projections through the scheduled maturity of the
            Facilities that in the reasonable discretion of the Administrative Agent are not inconsistent in a material and adverse manner with the projections provided before the date hereof.

            (b) All fees and expenses required to be paid on or before the Closing Date shall have been paid in full in cash.

            (c) All material governmental, shareholder and material third party consents and approvals necessary in connection with the Transaction shall have been obtained on reasonably satisfactory terms and shall be in full force and effect; all applicable waiting periods (including, without limitation, the expiration or termination of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) in connection with the Transaction shall have expired without any action being taken, sought or threatened by any competent authority that could restrain, prevent or otherwise impose adverse conditions on any of the Loan Parties or the Transaction.

            (d) There shall be no litigation or administrative proceedings or other legal or regulatory developments that would be reasonably likely to prohibit or to impose burdensome conditions on the consummation of the Transaction or to result in a Material Adverse Change.

            (e) The Purchase Agreement shall be in full force and effect.

            (f) Prior to or simultaneously with the initial Credit Extension,
      (x) the Equity Contributions shall have been funded in full in cash; and
      (y) the Acquisition shall be consummated in accordance with the terms of the Purchase Agreement and in compliance with applicable material Laws and regulatory approvals, and no provision of the Purchase Agreement (or any other documents in connection with the Acquisition) shall have been waived, amended, supplemented or otherwise modified in a manner material and adverse to the interests of the Lenders (unless the Arrangers shall have consented in writing to such waiver, amendment, supplement or other modification).

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            (g) The final terms and conditions of each material aspect of the acquisition of UGS PLM Solutions shall be (i) as described in the Purchase Agreement as in effect on March 12, 2004, in the commitment letter dated as of March 12, 2004 among Holdings and the Initial Lenders and in Side Letter Agreement Number 1 to UGS PLM Stock Purchase Agreement dated April 8, 2004, by and among the Parent, the Seller and UGS PLM Solutions, Side Letter Agreement Number 2 to UGS PLM Stock Purchase Agreement dated April 26, 2004, by and among the Parent, the Seller and UGS PLM Solutions and the Side Letter Agreement, dated as of May 27, 2004, by and among the Parent, the Seller and UGS PLM Solutions and (ii) to the extent not described in the documents described in clause (i) or in other information provided by Holdings to the Initial Lenders prior to March 12, 2004, reasonably satisfactory to the Initial Lenders and the Arrangers. The Initial Lenders and the Arrangers shall be reasonably satisfied with all material agreements, instruments and documents relating to the Transaction.

            (h) Prior to or simultaneously with the initial Credit Extensions the Company shall have received at least $550,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes and related forward hedge agreements. The capital structure of each Loan Party after the consummation of the Transactions shall be reasonably satisfactory in all respects to the Arrangers.

            (i) The Arrangers shall be reasonably satisfied that the ratio of pro forma consolidated debt to EBITDA (for the purposes of this clause (i) to be defined as net income, plus provisions for income taxes, plus restructuring charges, plus depreciation and amortization, plus interest expense, in each case as set forth on the consolidated financial statements of UGS PLM Solutions presented in accordance with GAAP) of the UGS PLM Solutions and its Subsidiaries for the trailing four quarters ended immediately prior to the Closing Date for which financial statements are available shall not exceed 5.0 to 1.0. If UGS PLM Solutions would not otherwise meet this condition, it may obtain additional equity from Sponsors and management in at least an amount that would allow this condition to be met at the Closing Date. All calculations pursuant to this clause (i) shall be reasonably satisfactory to the Administrative Agent and the Arrangers. Such additional equity will be used to reduce the Facilities and/or Senior Subordinated Notes on terms to be agreed upon.

            (j) The Arrangers and the Lenders shall have received (i) audited financial statements of UGS PLM Solutions for the two most recent fiscal years and (ii) unaudited interim consolidated financial statements of UGS PLM Solutions for each fiscal month (if available) and quarterly period (if available) ended after the latest fiscal year referred to in clause
      (i) above and such financial statements shall not reflect any Material Adverse Change in the consolidated financial condition of UGS PLM Solutions and its Subsidiaries from what was reflected in the financial statements or projections previously furnished to the Arrangers or the Lenders; provided that all annual and quarterly financial statement information shall be prepared in accordance with GAAP.

            (k) The Arrangers and the Lenders shall have received the Pro Forma Balance Sheet. Each Borrower shall also have provided such other financial information as the Arrangers may reasonably request in connection with the Transactions.

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      Section 4.02 Conditions to All Credit Extensions. The obligation of each
Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

            (a) The representations and warranties of each Borrower and each other Loan Party contained in Article 5 or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to "materiality," "Material Adverse Effect" or similar language shall be true and correct in all respects on such respective dates.

            (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

            (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

      Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

      Section 4.03 First Credit Extension to an Overseas Borrower. The obligation of each Lender to honor any Request for Credit Extension on the occasion of the first Credit Extension under the Revolving Credit Facility to each Overseas Borrower is subject to the satisfaction of the following further conditions:

            (a) receipt by the Administrative Agent of an opinion of counsel for such Overseas Borrower reasonably acceptable to the Administrative Agent, substantially in the form of Exhibit I hereto and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

            (b) receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Overseas Borrower, its corporate authority for and the validity of its Election to Participate in, this Agreement and any other Loan Document, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent; and

            (c) the requirements of Section 6.12(c) shall have been satisfied with respect to such Overseas Borrower.

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                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

      Each of Holdings and the Borrowers represents and warrants to the Agents and the Lenders that:

      Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c),
(d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction and the Tecnomatix Transaction, are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) (x) any Junior Financing Documentation or (y) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

      Section 5.03 Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction or the Tecnomatix Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals,

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consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

      Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights generally and by general principles of equity.

      Section 5.05 Financial Statements; No Material Adverse Effect. (a) (i) The Audited Financial Statements fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein. The consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2004 and their related consolidated statements of income and cash flows for the period of nine fiscal months ended September 2004 fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and subject to the absence of footnotes and year-end audit adjustments. During the period from September 30, 2004 to and including the Second Restatement Effective Date, there has been (i) no sale, transfer or other disposition by the Company or any of its Subsidiaries of any material part of the business or property of the Company or any of its Subsidiaries, taken as a whole and (ii) other than the Tecnomatix Acquisition, no purchase or other acquisition by the Company or any of its Subsidiaries of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Company and its Subsidiaries, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Second Restatement Effective Date.

            (ii) The unaudited pro forma consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 31, 2004 (including the notes thereto) (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made and the Senior Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof and
      (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared in good faith, based on assumptions believed by the Company to be reasonable as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of the Company and its consolidated Subsidiaries as at March 31, 2004, assuming that the events specified in the preceding sentence had actually occurred at such date.

            (iii) The unaudited pro forma consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2004 (including the notes thereto) (the "PRO FORMA BALANCE SHEET
      (TECNOMATIX)"), copies of which have heretofore been

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

      furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Tecnomatix Acquisition, (ii) the Term Loans to be made pursuant to the Second Amendment and Restatement Agreement and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared in good faith, based on assumptions believed by the Company to be reasonable as of the date of delivery thereof, and presents fairly in all material respects on a proforma basis the estimated financial position of the Company and its consolidated Subsidiaries as at December 31, 2004, assuming that the events specified in the preceding sentence had actually occurred at such date.

      (b) Since September 30, 2004, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

      (c) The forecasts of consolidated balance sheets, income statements and cash flow statements of the Company and its Subsidiaries for each fiscal year ending after the Second Restatement Effective Date until the seventh anniversary of the Second Restatement Effective Date, copies of which have been furnished to the Administrative Agent and the Lenders prior to the [Second Restatement Effective] Date in a form reasonably satisfactory to them, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

      Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or, as of the Closing Date, the consummation of the Transaction or the Tecnomatix Transaction, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      Section 5.07 No Default. Neither the Company nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Section 5.08 Ownership of Property; Liens. (a) Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title could not reasonable be expected to have, individually or in the aggregate, a Material Adverse Effect.

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

      (b) Set forth on Schedule 5.08(b) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, as of the Closing Date, showing as of the date hereof the street address (to the extent available), county or other relevant jurisdiction, state and record owner.

      Section 5.09 Environmental Compliance. (a) There are no claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (b) Except as specifically disclosed in Schedule 5.09 or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any of the Loan Parties and their Subsidiaries at any other location.

      (c) The Properties do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

      (d) Except as specifically disclosed in Schedule 5.09, neither any Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      (e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

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

      (f) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties and their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

      Section 5.10 Taxes. Except as set forth in Schedule 5.10, the Company and its Subsidiaries have filed all material Federal and state and other tax returns and reports required to be filed, and have paid all material Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or
(b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

      Section 5.11 ERISA Compliance. (a) Except as set forth in Schedule 5.11, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed with respect thereto and, to the knowledge of the Company and Holdings, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the knowledge of the Company and Holdings, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(i) no Pension Plan has an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan;
(ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

      Section 5.12 Subsidiaries; Equity Interests. As of the Closing Date, neither Holdings nor any Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and all Equity Interests owned by Holdings or a Loan Party are owned

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free and clear of all Liens except (i) those created under the Collateral
Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.12 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of Holdings, the Company and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that is (i) an Overseas Borrower or (ii) a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date.

      Section 5.13 Margin Regulations; Investment Company Act; Public Utility Holding Company Act. (a) No Borrower is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      (b) None of the Company, any Person Controlling the Company, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

      Section 5.14 Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

      Section 5.15 Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any Subsidiary in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of any Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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      Section 5.16 Solvency. On the Second Restatement Effective Date after giving effect to the Tecnomatix Transaction, the Loan Parties, on a consolidated basis, are Solvent.

      Section 5.17 Perfection, Etc. All filings and other actions necessary or desirable to perfect and protect the Lien in the Collateral created under the Collateral Documents have been duly made or taken or otherwise provided for in a manner reasonably acceptable to Administrative Agent (it being agreed that any necessary or desirable registration or filing of a Collateral Document in the United Kingdom will be made promptly after execution of the relevant document and in any event within any applicable time limit) and are in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations, subject to Liens permitted by Section 7.01. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

      Section 5.18 Representations and Warranties of Overseas Borrowers. Each Overseas Borrower shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof (and each other date on which this representation is deemed to have been made) that the representations and warranties set forth in Sections 5.01, 5.02, 5.03 and
5.04 are true and correct in all material respects as to such Overseas Borrower and its Election to Participate and any Loan Document to which it is a party, except that any representation and warranty that is qualified as to "materiality," "Material Adverse Effect" or similar language shall be true and correct in all respects.

      Section 5.19 Subordination of Senior Subordinated Notes. The Obligations are "Senior Debt," "Senior Indebtedness," "Guarantor Senior Debt" or "Senior Secured Financing" (or any comparable term) under, and as defined in, the Senior Subordinated Note Documents and any other Junior Financing Documentation.

      Section 5.20 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of Holdings, the Company or their respective Subsidiaries pending or, to the knowledge of Holdings or the Company, threatened; (b) hours worked by and payment made to employees of each of Holdings, the Company or their respective Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from any of Holdings, the Company or their respective Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

                                   ARTICLE 6
                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of Holdings and the Company shall, and shall

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(except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03)
cause each Restricted Subsidiary to:

      Section 6.01 Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

            (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company beginning with the 2004 fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of KPMG LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

            (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

            (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Company, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Company and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect; and

            (d) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

      Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

            (a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;

            (b) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company and, if such Compliance Certificate demonstrates an Event of Default of any covenant under Section 7.11, the Equity Investors may deliver, together with such Compliance Certificate, notice of their intent to cure (a "NOTICE OF INTENT TO CURE") such Event of Default through capital contributions or the purchase of Equity Interests as contemplated pursuant to clause (b)(xx) and the final proviso of the definition of "Consolidated EBITDA"; provided that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document;

            (c) promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

            (d) promptly after the furnishing thereof, copies of any requests or notices received by any Loan Party (other than in the ordinary course of business), statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Junior Financing Documentation in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

            (e) promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

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            (f) together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), (i) a report supplementing Schedule 5.08(b) hereto, including, in the case of supplements to Schedule 5.08(b), an identification of all owned real property disposed of by any Loan Party or any of its Restricted Subsidiaries since the delivery of the last supplements and a list and description of all real property acquired since the delivery of the last supplements (including the street address (if available), county or other relevant jurisdiction, state, and in the case of the owned real property, the record owner), (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary that identifies each Subsidiary as a Restricted or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate;

            (g) [Reserved.];

            (h) promptly after the Company has notified the Administrative Agent of any intention by the Company to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

            (i) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; and

            (j) promptly after entering into any amendment or waiver of the Sponsor Management Agreement permitted by this Agreement, a copy of such amendment or waiver.

      Documents required to be delivered pursuant to Section 6.01(a) or (b) or
Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and
Article 2 the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no

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responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      Section 6.03 Notices. Promptly after obtaining knowledge thereof notify the Administrative Agent:

            (a) of the occurrence of any Default; and

            (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Loan Party or as any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event.

      Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Company (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and directing that such notice be delivered by the Administrative Agent to each Lender and (y) setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

      Section 6.04 Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

      Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section
7.04 or 7.05 except (x) that the Company and its Restricted Subsidiaries may consummate the Acquisition and (y) for the liquidation or dissolution of Restricted Subsidiaries if the assets of such Restricted Subsidiaries are acquired by a Borrower or a wholly owned Restricted Subsidiary of a Borrower in such liquidation or dissolution, (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered patents, trademarks, trade names, service marks and copyrights, as required under the Security Agreement.

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      Section 6.06 Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

      Section 6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Company and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

      Section 6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

      Section 6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.

      Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Company's expense; provided further that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Company the opportunity to participate in any discussions with the Company's independent public accountants.

      Section 6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (other than the Term Loans made on and after the Second Restatement Effective
Date) (i) to finance in part the Acquisition, (ii) to pay fees and expenses incurred in connection with the Transaction and

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(iii) to provide ongoing working capital and for other general corporate purposes of the Company and its Subsidiaries (including Permitted Acquisitions). The proceeds of the Term Loans made on and after the Second Restatement Effective Date shall be used (a) to finance the Tecnomatix Acquisition, (b) to pay fees and expenses in connection with the Tecnomatix Transaction, (c) to provide ongoing working capital and for other general corporate purposes of the Company and its Subsidiaries and (d) to refinance the Existing Term Loans.

      Section 6.12 Covenant to Guarantee Obligations and Give Security. (a) Upon
(A) the formation or acquisition of any new direct or indirect wholly owned Restricted Subsidiary by any Loan Party or the designation in accordance with
Section 6.17 of any existing direct or indirect wholly owned Subsidiary as a Restricted Subsidiary or (B) any Restricted Subsidiary guaranteeing any obligations of Holdings, the Company or any other Restricted Subsidiary in respect of any Junior Financing, the Company shall, in each case at the Company's expense:

            (i) within thirty (30) days after such formation, acquisition, designation or guarantee or such longer period as the Administrative Agent may agree in its discretion:

                  (A) cause each such Restricted Subsidiary that is (x) not a
            Foreign Subsidiary or (y) a Foreign Subsidiary that has guaranteed the obligations of Holdings, the Company or a Restricted Subsidiary in respect of any Junior Financing, to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Obligations of each Loan Party;

                  (B) cause each such Restricted Subsidiary that is a Foreign
            Subsidiary of an Overseas Borrower to duly execute and deliver to the Administrative Agent a guarantee or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the obligations of such Overseas Borrower under the Loan Documents and the Secured Hedge Agreements;

                  (C) cause each direct or indirect parent of such Restricted
            Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the obligations of such Restricted Subsidiary, if any, under the Loan Documents;

                  (D) cause each such Restricted Subsidiary to furnish to the
            Administrative Agent a description of the real properties owned by such Restricted Subsidiary in detail reasonably satisfactory to the Administrative Agent;

                  (E) cause (x) each such Restricted Subsidiary that is required to become a Guarantor pursuant to Section 6.12(a)(i)(A) or Section 6.12(a)(i)(B) to duly execute and deliver to the Administrative Agent (as

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            appropriate) Mortgages, Security Agreement Supplements, Intellectual
            Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.14(b)), as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), granting a Lien in substantially all of the real and personal property of such Restricted Subsidiary, in each case securing the Obligations of such Restricted Subsidiary under its Guaranty and (y) each direct or indirect parent of each Restricted Subsidiary that is required to become a Guarantor pursuant to Section 6.12(a)(i)(C) to duly execute and deliver to the Administrative Agent such Security Agreement Supplements and other security agreements as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreements in effect on the Closing Date) granting a Lien on all of the outstanding Equity Interests issued by such Restricted Subsidiary and held by such direct or indirect parent, and all intercompany debt issued by such Restricted Subsidiary and held by such direct or indirect parent, in each case securing the Obligations of such Restricted Subsidiary under its Guaranty;

                  (F) (x) cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to Section 6.12(a)(i)(A) or Section 6.12(a)(i)(B) to deliver any and all certificates representing Equity Interests owned by such Restricted Subsidiary accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany debt held by such Restricted Subsidiary, indorsed in blank to the Administrative Agent and (y) cause each direct or indirect parent of such Restricted Subsidiary that is required to provide a guaranty pursuant to Section 6.12(a)(i)(C) to deliver any and all certificates representing the outstanding Equity Interests of such Restricted Subsidiary held by such direct or indirect parent, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany debt issued by such Restricted Subsidiary and held by such direct or indirect parent, indorsed in blank to the Administrative Agent;

                  (G) take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages, Security Agreement Supplements, Intellectual Property

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            Security Agreements and security agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

            (ii) within thirty (30) days after the request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.12(a) as the Administrative Agent may reasonably request, and

            (iii) as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each parcel of real property with a value in excess of $1,000,000 owned or held by such Restricted Subsidiary that is the subject of such request, title reports in scope, form and substance reasonably satisfactory to the Administrative Agent and, surveys and environmental assessment reports.

      (b) Upon the acquisition of (x) any personal property by any Loan Party or
(y) fee owned real property with a value in excess of $1,000,000 by any Loan Party, and such personal property shall not already be subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties, the Company shall give notice thereof to the Administrative Agent and shall, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing such Loan Party's Obligations and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.12(a)(i)(D), (E) and (G) with respect to personal property and
Section 6.14(b) with respect to real property.

      (c) On or prior to the date of designation of any additional Overseas Borrower in accordance with Section 2.14 or such later date (not more than thirty (30) days later) as the Administrative Agent may agree in its discretion, the Company shall, in each case at the Company's expense (A) cause each wholly owned Restricted Subsidiary of such Overseas Borrower and each direct and indirect parent of such Overseas Borrower to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the obligations of such Overseas Borrower under the Loan Documents, (B) cause such Overseas Borrower, its wholly-owned Restricted Subsidiaries and, to the extent that it has not already done so, each direct or indirect parent of the Overseas Borrower, at the Company's expense, to execute, deliver, file and record any documents, statements, assignment, instrument agreement or other paper and take all other actions necessary in order to create a first priority perfected security interest (to the extent possible under local law) in substantially all of the assets (subject to exceptions and limitations consistent with those set forth in the Collateral Documents as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction)) of such Overseas Borrower and each of its wholly-owned Restricted Subsidiaries and direct or indirect parents securing their respective obligations under the Loan Documents, (C) deliver to the Administrative Agent an opinion of counsel, addressed to the Administrative Agent and the other Secured Parties, reasonably

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acceptable to the Administrative Agent addressing the matters set forth in clause (B) above (if applicable) and such other matters as the Administrative Agent may reasonably request and (D) deliver such other documents or certificates evidencing matters referred to in Section 4.01(a)(v) and Section 4.01(a)(vi) as the Administrative Agent shall reasonably request.

      (d) Notwithstanding anything to the contrary in this Agreement or any Collateral Document, (x) the Administrative Agent shall not take a security interest in those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Lenders of the security afforded thereby, (y) Liens required to be granted pursuant to this Section 6.12 shall be subject to exceptions and limitations consistent with those set forth in the Collateral Documents as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction) and (z) the Administrative Agent may grant extensions of time for the execution of any Guaranty or the creation, pledge or perfection of security interest with respect to particular assets (including extensions beyond any date set forth in this Agreement or any Collateral Document) if it determines that execution, creation, pledge or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

      (e) Notwithstanding anything to the contrary in this Agreement or any Collateral Agreement, no Overseas Borrower or its direct or indirect parents which are Foreign Subsidiaries or its Restricted Subsidiaries shall be required to pledge its assets as collateral security for or guarantee payment of the Obligations of such Overseas Borrower unless one of the following circumstances has occurred:

            (i) In the event that the aggregate amount of the Revolving Credit Loans to and Unreimbursed Amounts in respect of Letters of Credit issued for the account of Overseas Borrowers organized under the laws of a single country or jurisdiction exceeds $12,000,000 for ten consecutive Business Days, then each such Overseas Borrower organized under such country or jurisdiction and its parents and Restricted Subsidiaries shall take the actions to the extent required by this Agreement and the Collateral Documents to pledge their respective assets as collateral security and provide guarantees, notwithstanding that the aggregate amount of such Loans and Unreimbursed Amounts may thereafter be less than $12,000,000.

            (ii) In the event that the aggregate amount of the Revolving Credit Loans to and Unreimbursed Amounts in respect of Letters of Credit issued for the account of Overseas Borrowers which have not pledged their assets as collateral security for the Obligations exceeds $25,000,000 for ten consecutive Business Days, then each such Overseas Borrower and its Restricted Subsidiaries and parents shall take the actions to the extent required by this Agreement and the Collateral Documents to pledge their assets as collateral security and provide guarantees, notwithstanding that the aggregate amount of such Loans and Unreimbursed Amounts may thereafter be less than $25,000,000.

      (f) The Company has notified the Administrative Agent that it intends to cause the Foreign Subsidiaries listed on Schedule 6.12(f) to be liquidated or dissolved. Notwithstanding anything to the contrary in this Agreement or any Collateral Documents, the Lenders agree that

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such Foreign Subsidiaries shall not be required to become guarantors or pledgors or execute any Loan Documents pending such liquidation or dissolution and their respective direct parents shall not be required to deliver certificates or other instruments representing any of the Equity Interests in such Foreign Subsidiary; provided, however, that if such dissolution or liquidation does not occur with respect to any such Foreign Subsidiary on or prior to the date that is 120 days after the Closing Date (as such time may be extended by the Administrative Agent), such Foreign Subsidiary shall take any action required to be taken by it pursuant to this Section 6.12 and otherwise by this Agreement within a reasonable period of time after the abandonment of any such dissolution or liquidation proceedings or by such time as the Administrative Agent shall in good faith determine is a reasonable period of time for taking such actions.

      (g) For the avoidance of doubt and notwithstanding anything to the contrary in any Loan Document, (i) no Subsidiary that is not a Domestic Subsidiary shall be obligated to guarantee the obligations of any Borrower other than an Overseas Borrower (unless such Subsidiary is a guarantor of any Junior Financing); (ii) (A) no assets of any Subsidiary that is not a Domestic Subsidiary shall be required to be pledged to support obligations of Holdings, the Company, or any Domestic Subsidiary of the Company (except to the extent pledged to support obligations under any Junior Financing) and (B) no more than 65% of the stock entitled to vote (within the meaning of Section 956 of the Code and Treasury Regulations 1.956-2(c)(2) or any successor provisions) of any Subsidiary that is not a Domestic Subsidiary shall be required to be pledged by Holdings, the Company or any Domestic Subsidiary of the Company to support obligations of any Borrower (except to the extent pledged to support obligations under any Junior Financing); and (iii) notwithstanding paragraph (a) or (c) above, no pledge of the Equity Interests of a Foreign Subsidiary or guarantee or grant of security interests in the assets of a Foreign Subsidiary shall be required to the extent that such guarantee, grant or pledge could result in materially adverse tax consequences or could otherwise violate applicable law (as determined by the Administrative Agent acting reasonably and in good faith) or where the Administrative Agent has determined that the costs of such guarantee, grant or pledge is excessive in relation to the benefit to the Lenders of the security to be afforded thereby.

      (h) The Administrative Agent and the Lenders agree to enter into a customary undertaking with the Israeli Office of the Chief Scientist if and when the pledge of shares of Tecnomatix is foreclosed on by the Administrative Agent.

      Section 6.13 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

      Section 6.14 Further Assurances and Post-Closing Conditions. (a) Promptly upon reasonable request by the Administrative Agent, or any Lender through the Administrative

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Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

            (b) In the case of any real property referred to in Section 6.12(b), provide the Administrative Agent with Mortgages with respect to such real property within thirty (30) days of request by the Administrative Agent or the Required Lenders, in each case together with:

                  (A) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

                  (B) fully paid American Land Title Association Lender's
            Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the "MORTGAGE POLICIES") in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may deem reasonably necessary or desirable;

                  (C) American Land Title Association/American Congress on
            Surveying and Mapping form surveys (to the extent available and unless otherwise agreed by the Administrative Agent);

                  (D) opinions of local counsel for the Loan Parties in states in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; and

            such other evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

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      (c) Within 30 days (or such greater time as the Administrative Agent may in its discretion approve) of the Closing Date (i) transfer or cause to have been transferred to the Company all domain names listed on the Schedule IV to the Security Agreement; and (ii) amend the schedules to the Security Agreement and the Intellectual Property Security Agreements to (a) reflect the Company's ownership of the IP Rights and (b) to allow for proper recordation with the U.S. Patent and Trademark Office and the U.S. Copyright Office.

      (d) Within 45 days after the Closing Date (or such greater time as the Administrative Agent may in its discretion approve), provide to the Administrative Agent a signed release and termination of (or other evidence reasonably satisfactory to the Administrative Agent as to termination of) the security interest of Silicon Valley Bank dated December 17, 1997 on the SHERPA and SHERPAWORKS marks in a form reasonably acceptable to the Administrative Agent.

      (e) Within 10 Business Days after the Closing Date, (A) provide the Administrative Agent with (i) foreign share pledge agreements concerning the Pledged Equity of Restricted Subsidiaries incorporated or organized in the United Kingdom, Ireland, Japan and Australia, and (ii) opinions of Irish, United Kingdom, Australian and Japanese counsel, each addressed to each Agent and each Lender, in the case of clauses (i) and (ii) each in form and substance reasonably satisfactory to the Administrative Agent, and (B) deliver to the Administrative Agent those promissory notes listed on Schedule II to the Security Agreement that are marked as post-closing deliveries.

      Section 6.15 Interest Rate Hedging. Enter into prior to ninety (90) days following the Closing Date, and maintain at all times thereafter until the second anniversary date of the Closing Date, protection against fluctuations in interest rates pursuant to, as of such time, one or more interest rate Swap Contracts with Persons (and in form and on terms) reasonably acceptable to the Administrative Agent and providing coverage in a notional amount, together with the amount of Funded Debt of Holdings, the Company and its Restricted Subsidiaries on a consolidated basis that is bearing interest at a fixed rate, at least equal to 30% of the aggregate amount of all Funded Debt of Holdings, the Company and its Restricted Subsidiaries on a consolidated basis.

      Section 6.16 Ownership of Overseas Borrowers. Each of the Overseas Borrowers will, at all times, be a wholly owned Subsidiary of the Company.

      Section 6.17 Designation of Subsidiaries. The board of directors of Holdings may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, Holdings and its Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.11 (and, as a condition precedent to the effectiveness of any such designation, the Company shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary is a Borrower and
(iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a "Restricted Subsidiary" for the purpose of any Junior Financing. The designation of any

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Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by
Holdings or the Company (as applicable) therein at the date of designation in an amount equal to the net book value of Holdings' or the Company's (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

                                   ARTICLE 7

                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Holdings and the Company shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly:

      Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

            (a) Liens pursuant to any Loan Document;

            (b) Liens existing on the Closing Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

            (c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

            (d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty
      (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

            (e) (i) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers

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      providing property, casualty or liability insurance to Holdings, the
      Company or any of its Restricted Subsidiaries;

            (f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

            (g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the applicable Person;

            (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

            (i) Liens securing Indebtedness permitted under Sections 7.03(b)(v) and (b)(xv); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

            (j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (x) interfere in any material respect with the business of the Company or any of its material Restricted Subsidiaries or (y) secure any Indebtedness;

            (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

            (l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

            (m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(i) and (n) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to

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      Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

            (n) Liens on property of any Foreign Subsidiary that does not constitute Collateral which liens secure Indebtedness of such Foreign Subsidiary permitted under Section 7.03(b);

            (o) Liens in favor of the Company or a Restricted Subsidiary of the Company securing Indebtedness permitted under Section 7.03(b)(iv);

            (p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(b)(v),
      (ix), or (xii);

            (q) any interest of title of a lessor under Liens arising from precautionary UCC financing statement filings regarding leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

            (r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

            (s) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

            (t) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

            (u) Permitted Encumbrances;

            (v) [Reserved.];

            (w) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $35,000,000;

            (x) [Reserved.];

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            (y) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings, the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings, the Company or any Restricted Subsidiary in the ordinary course of business; and

            (z) Liens solely on any cash earnest money deposits made by Holdings, the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; and

            (aa) consensual Liens in the Province of Quebec securing the payment of rent and other amounts customarily owed to a landlord under leases for real property in Quebec.

Notwithstanding the foregoing, no Liens on any IP Collateral shall be permitted at any time, other than pursuant to Section 7.01(a), (b), (c), (h), (j), (m) and
(p).

      Section 7.02 Investments. Make or hold any Investments, except:

            (a) Investments by the Company or such Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

            (b) loans or advances to officers, directors and employees of Holdings, the Company and its Restricted Subsidiaries (i) in an aggregate amount not to exceed $3,000,000 at any time outstanding, for business-related travel, entertainment, relocation and analogous ordinary business purposes, and (ii) in connection with such Person's purchase of Equity Interests of Holdings in an aggregate amount not to exceed $3,000,000;

            (c) Investments (i) by Holdings, the Company or any of its Restricted Subsidiaries in any Loan Party (including any new Restricted Subsidiary which becomes a Loan Party but excluding any Foreign Subsidiary), (ii) by any Restricted Subsidiary that is not a Loan Party in any other such Restricted Subsidiary that is also not a Loan Party, (iii) by Holdings or any other Loan Party in aggregate amount not to exceed $75,000,000 at any time outstanding (or any further Investment of such amount by any direct or indirect recipient of the original Investment) in
      (x) any Foreign Subsidiary that is a Loan Party or (y) any Restricted Subsidiary that is not a Loan Party, and (iv) by the Company or any Restricted Subsidiary in any Foreign Subsidiary (A) to the extent utilized to make a Permitted Acquisition or (B) consisting of the contribution of Equity Interests of any other Foreign Subsidiary held directly by the Company or such Restricted Subsidiary in exchange for Indebtedness, Equity Interests or a combination thereof of the Foreign Subsidiary to which such contribution is made or (C) the exchange of Equity Interests of any Foreign Subsidiary for Indebtedness of such Foreign Subsidiary;

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            (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

            (e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;

            (f) Investments existing or contemplated on the Closing Date and set forth on Schedule 7.02(f) and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;

            (g) Investments in Swap Contracts permitted under Section 7.03;

            (h) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

            (i) the purchase or other acquisition of property and assets or business of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Subsidiary of the Company (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a "PERMITTED ACQUISITION"):

                        (A) each applicable Loan Party and any such newly
                  created or acquired Subsidiary shall, or will within the times specified therein, have complied with the requirements of
                  Section 6.12;

                        (B) [Reserved.];

                        (C) (1) immediately before and immediately after giving
                  Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, Holdings, the Company and its Restricted Subsidiaries shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer of the Company demonstrating such compliance calculation in reasonable detail;

                        (D) the Company shall have delivered to the
                  Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the

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                  date on which any such purchase or other acquisition is
                  consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and

                        (E) no proceeds of a Revolving Credit Borrowing may be
                  used to finance any such purchase or acquisition, unless after giving effect thereto, there shall be at least $30,000,000 of available and unused Revolving Credit Commitments remaining.

            (j) the Transaction;

            (k) Investments in the ordinary course of business consisting of
      Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

            (l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

            (m) loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings in accordance with Section 7.06;

            (n) so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing, other Investments that do not exceed $100,000,000 in the aggregate; provided that, such amounts may be increased by the Net Cash Proceeds of Permitted Equity Issuances which are Not Otherwise Applied;

            (o) advances of payroll payments to employees in the ordinary course of business;

            (p) Guarantees by the Company or any Restricted Subsidiary of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

            (q) Investments consisting of the contribution of SolidEdge to a Joint Venture or an Unrestricted Subsidiary or the designation of SolidEdge as an Unrestricted Subsidiary in accordance with Section 6.17; and

            (r) the acquisition by the Company of all the Capital Stock of Tecnomatix Technologies Ltd., an Israeli company, pursuant to the Agreement of Merger, dated as of January 3, 2005, as amended ("TECNOMATIX PURCHASE AGREEMENT"), among

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      the Company, Treasure Acquisition Sub Ltd. and Tecnomatix Technologies
      Ltd. (the "TECNOMATIX ACQUISITION").

      Section 7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) in the case of the Company:

                  (i) Indebtedness in respect of Swap Contracts designed to
            hedge against fluctuations in interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and consistent with prudent business practice and not for speculative purposes;

                  (ii) Permitted Subordinated Indebtedness (A) in an aggregate amount not to exceed $50,000,000, and (B) in an aggregate amount in excess of $50,000,000 solely to the extent that such excess amounts are applied to prepay the Loans pursuant to Section 2.05(b)(iv), provided that, notwithstanding the terms of this clause (ii)(B), up to $200,000,000 of Permitted Subordinated Indebtedness in excess of the amount set forth in clause (ii)(A) above may be utilized to finance Permitted Acquisitions, so long as the Leverage Ratio of the Company on a Pro Forma Basis as of the most recently ended fiscal quarter shall be less than the lesser of (x) 5.0:1 and (y) the applicable covenant level for such period set forth in Section 7.11(a), and (C) in connection with any Permitted Refinancing of any of the foregoing Permitted Subordinated Indebtedness.

            (b) in the case of the Company and its Restricted Subsidiaries:

                  (i) Indebtedness of the Company and any of its Subsidiaries
            under the Loan Documents;

                  (ii) (A) Indebtedness outstanding on the Closing Date and
            listed on Schedule 7.03(b) and any Permitted Refinancing thereof and
            (B) Indebtedness of Tecnomatix and its Subsidiaries outstanding on the Second Restatement Effective Date and listed on Schedule 7.03(b-1) and any Permitted Refinancing thereof;

                  (iii) Guarantees of each Borrower and its Restricted
            Subsidiaries in respect of Indebtedness of such Borrower or such Restricted Subsidiary otherwise permitted hereunder; provided that
            (A) no Guarantee by any Restricted Subsidiary of any Indebtedness constituting a Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Subsidiary Guarantee and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

                  (iv) Indebtedness of (A) any Loan Party (other than a Foreign
            Subsidiary) owing to any other Loan Party (other than a Foreign Subsidiary), (B)

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            any Restricted Subsidiary (other than a Foreign Subsidiary) that is not a Loan Party owing to (1) any other Restricted Subsidiary that is not a Loan Party (other than a Foreign Subsidiary) or (2) Holdings or a Loan Party in respect of an Investment permitted under
            Section 7.02(c) or Section 7.02(n), (C) any Loan Party (other than a Foreign Subsidiary) owing to any Restricted Subsidiary that is not a Loan Party (other than a Foreign Subsidiary), (D) any Foreign Subsidiary owing to any other Foreign Subsidiary and (E) any Foreign Subsidiary or any Restricted Subsidiary that is not a Loan Party owing to Holdings, the Company or any Restricted Subsidiary in respect of an Investment permitted under Section 7.02(c)(iii) or
            (iv); provided that, all such Indebtedness of any Loan Party owed to any non-Loan Party as of the date of such incurrence of Indebtedness in clause (iv)(C), (D) or (E) must be expressly subordinated to its Obligations;

                  (v) (i) Attributable Indebtedness and purchase money
            obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond, and similar financings) to finance the purchase, repair or improvement of fixed or capital assets within the limitations set forth in Section 7.01(i) and any Permitted Refinancing thereof; provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $10,000,000; and (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by
            Section 7.05(f) and any Permitted Refinancing thereof;

                  (vi) Indebtedness of Foreign Subsidiaries in an aggregate
            principal amount at any time outstanding for all such Persons taken together not exceeding $50,000,000;

                  (vii) Indebtedness in respect of Swap Contracts required by
            Section 6.15, or in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

                  (viii) Indebtedness (other than for borrowed money) subject to
            Liens permitted under Section 7.01;

                  (ix) Indebtedness of the Company and its Restricted
            Subsidiaries (A) assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, or (B) owed to the seller of any property acquired in a Permitted Acquisition on an unsecured subordinated basis, which subordination shall be on terms satisfactory to the Administrative Agent, in each case, so long as both immediately prior and after giving effect thereto, (x) no Default shall exist or result therefrom, and (y) Holdings, the Company and its Restricted Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, after giving effect to such Permitted Acquisition and the incurrence or issuance of such Indebtedness and any Permitted Refinancing thereof;

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                  (x) Indebtedness representing deferred compensation to
            employees of the Company and its Restricted Subsidiaries incurred in the ordinary course of business;

                  (xi) Indebtedness consisting of promissory notes issued by any
            Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings permitted by
            Section 7.06;

                  (xii) Indebtedness incurred by the Company or its Restricted
            Subsidiaries in a Permitted Acquisition or Disposition under agreements providing for indemnification, the adjustment of the purchase price or similar adjustments;

                  (xiii) Indebtedness consisting of obligations of the Company or its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions;

                  (xiv) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

                  (xv) Indebtedness in an aggregate principal amount not to
            exceed $75,000,000 at any time outstanding;

                  (xvi) [Reserved.];

                  (xvii) [Reserved.];

                  (xviii) Foreign Temporary Acquisition Notes;

                  (xix) Indebtedness consisting of (x) the financing of
            insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

                  (xx) Indebtedness incurred by the Company or any of its
            Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

                  (xxi) obligations in respect of performance and surety bonds and performance and completion guarantees provided by the Company or any of its \

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            Restricted Subsidiaries or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

                  (xxii) unsecured obligations described in the clause (i)(w) of the last paragraph of the definition of "Consolidated Funded Indebtedness;

                  (xxiii) all premiums (if any), interest (including
            post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through
            (xxii) above; and

                  (xxiv) post-closing adjustments of purchase price pursuant to
            Sections 2.3, 2.4 and 2.5 of the Purchase Agreement.

      (c) in the case of Holdings:

                  (i) Indebtedness under the Loan Documents;

                  (ii) [Reserved.];

                  (iii) unsecured Indebtedness of Holdings ("PERMITTED HOLDCO
            DEBT") that (A) is not subject to any Guarantee by the Company or any Restricted Subsidiary, (B) will not mature prior to the date that is ninety-one (91) days after the Maturity Date of the Term Loans, (C) has no scheduled amortization or payments of principal,
            (D) does not permit any payments in cash of interest or other amounts in respect of the principal thereof for at least five (5) years from the date of the issuance or incurrence thereof, (E) has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive than those set forth in the Description of the Senior Subordinated Notes taken as a whole (other than provisions customary for senior discount notes of a holding company), and (F) contains provisions with respect to paid-in-kind interest which are reasonably satisfactory to the Administrative Agent; provided that any such Indebtedness shall constitute Permitted Holdco Debt only if (i) both before and after giving effect to the issuance or incurrence thereof, no Default shall have occurred and be continuing, (ii) after giving Pro Forma Effect to the issuance or incurrence thereof, the Holdings Consolidated Leverage Ratio shall be less than 5.25:1 and the Leverage Ratio shall be less than 4.0:1, (iii) the Chief Financial Officer of Holdings or the Company shall have delivered an officer's certificate demonstrating Pro Forma Compliance with the covenants set forth in Section 7.11 in form and substance reasonably satisfactory to the Administrative Agent, it being understood that any capitalized or paid-in-kind interest or accreted principal on such Indebtedness shall not constitute an issuance or incurrence of Indebtedness for purposes of this proviso;

                  (iv) [Reserved.];

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                  (v) [Reserved.];

                  (vi) [Reserved.];

                  (vii) Indebtedness owed to the seller of any property acquired in a Permitted Acquisition on an unsecured subordinated basis, which subordination shall be on terms reasonably satisfactory to the Administrative Agent, so long as, if applicable, Holdings complies with the proviso in Section 7.06(h)(v) (whether or not any Restricted Payment is made to Holdings); and

                  (viii) Indebtedness of the type described in Section 7.03(b)
            (xi) and (xii).

      Section 7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

            (a) any Restricted Subsidiary may merge with (i) any Borrower (including a merger, the purpose of which is to reorganize such Borrower into a new jurisdiction); provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, (A) a Loan Party shall be the continuing or surviving Person or (B) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02(c) and 7.03(b)(iv);

            (b) (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and
      (ii) any Subsidiary (other than a Borrower) may liquidate or dissolve or change its legal form if Holdings determines in good faith that such action is in the best interests of Holdings and if not materially disadvantageous to the Lenders;

            (c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor or a Borrower, then (i) the transferee must either be a Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

            (d) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that (i) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.12 or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02;

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

            (e) the Company and its Restricted Subsidiaries may consummate the Acquisition; and

            (f) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

      Section 7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

            (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries;

            (b) Dispositions of inventory in the ordinary course of business;

            (c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

            (d) Dispositions of property by any Restricted Subsidiary to the Company or to a Restricted Subsidiary; provided that if the transferor of such property is a Guarantor or a Borrower (i) the transferee thereof must either be a Borrower or a Guarantor or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

            (e) Dispositions permitted by Sections 7.04 and 7.06 and Liens permitted by Section 7.01;

            (f) Dispositions by the Company and its Restricted Subsidiaries of property (other than IP Collateral) pursuant to sale-leaseback transactions; provided that (i) the fair market value of all property so Disposed of shall not exceed $25,000,000 from and after the Closing Date and (ii) the purchase price for such property shall be paid to the Company or such Restricted Subsidiary for not less than 75% cash consideration;

            (g) Dispositions of Cash Equivalents;

            (h) Dispositions of accounts receivable in connection with the collection or compromise thereof;

            (i) (A) leases, subleases, licenses or sublicenses, (B) sublicenses of property (including the provision of Software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of Holdings, the Company and its Restricted Subsidiaries;

            (j) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

            (k) Dispositions of property by the Company and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (k) shall not exceed $50,000,000 and (iii) the purchase price for such property shall be paid to the Company or such Restricted Subsidiary for not less than 75% cash consideration;

            (l) [Reserved.];

            (m) Dispositions listed on Schedule 7.05(m);

            (n) Dispositions of Investments in Joint Ventures, to the extent required by, or made pursuant to buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements in effect on the Closing Date; and

            (o) Dispositions of SolidEdge;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(d) and (e)), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than Holdings, the Company or any of its Restricted Subsidiaries, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

      Section 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

            (a) each Restricted Subsidiary may make Restricted Payments to the Company and to Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Company and any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);

            (b) Holdings, the Company and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

            (c) so long as no Default shall have occurred and be continuing or would result therefrom, from and after a Qualifying IPO, (i) the Company may make Restricted Payments to Holdings (or to its shareholders in the case of a Qualifying IPO of the Company) in an aggregate amount not to exceed $1,000,000 in any fiscal year of Holdings and (ii) in the case of Restricted Payments to Holdings, Holdings may use the proceeds thereof to make Restricted Payments in an aggregate amount not to exceed $1,000,000 in any fiscal year of Holdings;

            (d) the Company and Holdings may make Restricted Payments made on the Closing Date to consummate the Acquisition and the Transaction;

            (e) to the extent constituting Restricted Payments, the Company and its Restricted Subsidiaries may enter into transactions expressly permitted by Section 7.04 or 7.08;

            (f) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

            (g) Holdings may pay (or make Restricted Payments to allow Midco or the Parent to pay) for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Parent or Midco held by any future, present or former employee, director or consultant of the Parent or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided that the aggregate amount of Restricted Payments made under this clause (g) does not exceed in any calendar year $10,000,000 (with unused amounts in any calendar year being permitted to be carried over to the two (2) succeeding calendar years); and provided further that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) to members of management, directors or consultants of Parent or of its Subsidiaries that occurs after the Closing Date plus (B) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Parent or any of its Subsidiaries in connection with the Transaction that are foregone in return for the receipt of Equity Interests of Midco or the Parent pursuant to a deferred compensation plan of such corporations plus (C) the cash proceeds of key man life insurance policies received by Holdings, the Company or its Restricted Subsidiaries after the Closing Date (provided that Holdings may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) above in any calendar year) less (D) the amount of any Restricted Payments previously made pursuant to clauses (A), (B) and (C) of this clause (g);

            (h) the Company and its Restricted Subsidiaries may make Restricted Payments to Holdings (and Holdings may make Restricted Payments as contemplated in subclauses (i) and (iv) below):

                  (i) the proceeds of which will be used by Holdings to pay (or make Restricted Payments so that the Parent or Midco may pay) the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of the Parent, Midco and Holdings attributable to Holdings, the Company or its Subsidiaries determined as if the Company and its Subsidiaries filed separately;

                  (ii) the proceeds of which shall be used by Holdings to pay its, Parent's or Midco's operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $3,000,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of Parent, Midco or Holdings attributable to the ownership or operations of the Company and its Restricted Subsidiaries;

                  (iii) the proceeds of which shall be used by Holdings to pay franchise taxes and other fees, taxes and expenses required to maintain its, the Parent's or Midco's corporate existence;

                  (iv) the proceeds of which will be used by Holdings to make
            Restricted Payments permitted by clause (g);

                  (v) to finance any Investment permitted to be made pursuant to
            Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Company or its Restricted Subsidiaries or
            (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Company or its Restricted Subsidiaries in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.12; and

                  (vi) the proceeds of which shall be used by Holdings to pay fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;

            (i) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Company may make additional Restricted Payments to Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments, in an aggregate amount not to exceed 100% of Cumulative Excess Cash Flow that is Not Otherwise Applied if the Leverage Ratio as of the last day of the immediately preceding four fiscal quarters (after giving Pro Forma Effect to such additional Restricted Payments) was less than 3.75:1. For the purpose of this clause (i), "CUMULATIVE EXCESS CASH FLOW" means the sum of Excess Cash Flow (but not less than zero in any period) for the period commencing on the Closing Date and ending on December 31, 2004 and Excess Cash Flow for each succeeding fiscal year commencing with the fiscal year ended December 31, 2005 and ending on the Company's most recently ended fiscal year;

            (j) from and after a Qualifying IPO of the Company, the Company may make the Restricted Payments referred to in clauses (g) and (i);

            (k) Holdings may make Restricted Payments with the proceeds of the issuance of Permitted Holdco Debt; and

            (l) so long as no Default shall have occurred and be continuing or would result therefrom, Holdings, the Company and any Restricted Subsidiary may make Restricted Payments with the SolidEdge Excess Proceeds; provided, that, immediately after giving effect to such Restricted Payments, the Leverage Ratio would not exceed 3.75 to 1.00.

      Section 7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.

      Section 7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, (b) on fair and reasonable terms substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, (c) the payment of (A) fees and expenses related to the Transaction and (B) bonuses or the issuance of equity to the management of the Company or any of its Subsidiaries upon consummation of the Transaction in an aggregate amount not to exceed $4.0 million, (d) so long as no Event of Default shall have occurred and be continuing under Section 8.01(f), the payment of management and monitoring fees to the Sponsors pursuant to the Sponsor Management Agreement in an aggregate amount in any fiscal year not to exceed $3,000,000 (plus any unpaid management and monitoring fees within such amount accrued in any prior year) and Sponsor Termination Fees not to exceed the amount set forth in Section 3 of the Sponsor Management Agreement as in effect on the Closing Date and related indemnities and reasonable expenses, (e) equity issuances, repurchases, retirement or other acquisition or retirement of Equity Interests by Holdings permitted under
Section 7.06, (f) loans and other transactions by Holdings, the Company and its Restricted Subsidiaries to the extent permitted under this Article 7, (g) employment and severance arrangements between Holdings, the Company and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business, (h) payments by Holdings, the Company and its Restricted Subsidiaries pursuant to the tax sharing agreements among the Parent, Midco, Holdings, the Company and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Restricted Subsidiaries, (i) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings, the Company, Midco, the Parent and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Company and its Restricted Subsidiaries, (j) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (k) dividends, redemptions and repurchases permitted under Section 7.06, and (l) payments by the Company and any Restricted Subsidiaries to the Sponsors made for any customary financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including, without limitation, in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Company, in good faith.

      Section 7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary of the Company to make Restricted Payments to the Company or any Guarantor or to otherwise transfer property to or invest in the Company or any Guarantor, or (b) the Company or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule
7.09 hereto and (y) to the extent Contractual Obligations permitted by clause
(x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Company, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Company, (iii) represent Indebtedness of a Restricted Subsidiary of the Company which is not a Loan Party which is permitted by
Section 7.03, (iv) arise in connection with any Disposition permitted by Section 7.05, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing), (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(b)(v) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, and (xi) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

      Section 7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

      Section 7.11 Financial Covenants. (a) Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter of the Company (beginning with the fiscal quarter ending September 30, 2004) set forth below to be greater than the ratio set forth below opposite such period:

Fiscal Year               March 31             June 30           September 30        December 31
-----------               --------             -------           ------------        -----------
   2004                        --                   --              6.25:1              6.25:1
   2005                    6.25:1               6.25:1              6.00:1              6.00:1
   2006                    5.75:1               5.75:1              5.50:1              5.25:1
   2007                    5.25:1               5.00:1              4.50:1              4.25:1
   2008                    4.25:1               4.00:1              3.75:1              3.50:1
   2009                    3.50:1               3.25:1              3.25:1              3.00:1
   2010                    3.00:1               2.75:1              2.75:1              2.50:1
   2011                    2.50:1               2.50:1              2.50:1              2.50:1
   2012                    2.50:1                   --                  --                  --

      (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Company (beginning with the fiscal quarter ending September 30, 2004) (as set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Year               March 31             June 30           September 30        December 31
-----------               --------             -------           ------------        -----------
   2004                      --                   --                1.75:1              1.75:1
   2005                    1.75:1               1.75:1              1.85:1              1.85:1
   2006                    1.90:1               1.90:1              1.95:1              1.95:1
   2007                    2.10:1               2.10:1              2.35:1              2.35:1
   2008                    2.55:1               2.55:1              2.75:1              2.75:1
   2009                    2.85:1               2.85:1              2.95:1              2.95:1
   2010                    2.95:1               2.95:1              2.95:1              2.95:1
   2011                    2.95:1               2.95:1              2.95:1              2.95:1
   2012                    2.95:1                 --                  --                  --

      Section 7.12 Amendments of Organization Documents. Amend or waive any of its Organization Documents in a manner materially adverse to the Administrative Agent or the Lenders.

      Section 7.13 Accounting Changes. Make any change in fiscal year.

      Section 7.14 Prepayments, Etc of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted) the Senior Subordinated Notes or any Permitted Subordinated Indebtedness (collectively, "JUNIOR FINANCING") or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Cash Proceeds of any Permitted Subordinated Indebtedness (to the extent such Permitted Subordinated Indebtedness constitutes a Permitted Refinancing), to the extent not required to prepay any Loans or Facility pursuant to Section 2.05(b), or of any Permitted Holdco Debt or Indebtedness of the Parent or Midco as long as such Indebtedness of the Parent or Midco would constitute Permitted Holdco Debt if issued by Holdings (to the extent such Permitted Holdco Debt or Indebtedness of the Parent or Midco constitutes a Permitted Refinancing) or of any Permitted Equity Issuance, (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents; and (iii) the Company may prepay, redeem, purchase, defease or otherwise satisfy the Senior Subordinated Notes as long as
(A) no Default or Event of Default exists, (B) the aggregate consideration therefor does not exceed $50,000,000 and (C) no proceeds of a Revolving Credit Borrowing are used to finance any such prepayment, redemption, purchase, defeasance or satisfaction unless, after giving effect thereto, there shall be at least $50,000,000 of available and unused Revolving Credit Commitments remaining.

      (b) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent or the Lenders any term or condition of any Junior Financing Documentation without the consent of the Arrangers.

      Section 7.15 Amendment of Transaction Documents. Amend, modify or supplement the Transaction Documents or waive or otherwise consent to any change or departure from any of the terms or conditions of the Transaction Documents in any manner materially adverse to the interests of the Lenders without the consent of the Arrangers and the Administrative Agent.

      Section 7.16 Equity Interests of the Company and Restricted Subsidiaries.
(a) Permit any Domestic Subsidiary that is a Restricted Subsidiary to be a non-wholly owned Subsidiary, except as a result of or in connection with a dissolution, merger, consolidation or Disposition of a Restricted Subsidiary permitted by Section 7.04, 7.05 or an Investment in any Person permitted under
Section 7.02; or

      (b) Create, incur, assume or suffer to exist any Lien on any Equity Interests of the Company (other than nonconsensual Liens arising solely by operation of law to the extent permitted under Section 7.01).

      Section 7.17 Holding Company. In the case of Holdings, (i) conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of the Company, the performance of the Loan Documents, the Purchase Agreement and the other agreements contemplated by the Purchase Agreement and any transactions that Holdings is permitted to enter into or consummate under this Article 7 or (ii) incur any Indebtedness other than Indebtedness permitted pursuant to Section 7.03(c).

      Section 7.18 Designated Senior Debt. Designate any other Indebtedness (other than under this Agreement and the other Loan Documents) of the Company or its Restricted Subsidiaries as "Senior Indebtedness" or "Senior Secured Financing" (or any comparable term) under, and as defined in, any Junior Financing Documentation.

      Section 7.19 Capital Expenditures.

      (a) Make any Capital Expenditure except for Capital Expenditures not exceeding, in the aggregate for the Company and its Restricted Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year:

FISCAL YEAR                        AMOUNT
-----------                    ---------------
    2004                       $ 80,000,000.00
    2005                       $ 90,000,000.00

FISCAL YEAR                        AMOUNT
-----------                    ---------------
    2006                       $ 90,000,000.00
    2007                       $ 95,000,000.00
    2008                       $ 95,000,000.00
    2009                       $100,000,000.00
    2010                       $100,000.000.00
    2011                       $105,000,000.00

      (b) Notwithstanding anything to the contrary contained in clause (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Company and the Restricted Subsidiaries in any fiscal year pursuant to
Section 7.19(a) is less than the amount set forth in such fiscal year, the amount of such difference (the "ROLLOVER AMOUNT") may be carried forward and used to make Capital Expenditures in the two succeeding fiscal years.

                                    ARTICLE 8
                         EVENTS OF DEFAULT AND REMEDIES

      Section 8.01 Events of Default. Any of the following shall constitute an Event of Default:

            (a) Non-Payment. Any Borrower or any other Loan Party fails to pay
      (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

            (b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to Holdings and the Company) or 6.11 or Article 7; provided that any Event of Default under Section 7.11 is subject to cure as contemplated by the last proviso set forth in the definition of "Consolidated EBITDA"; or

            (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Company; or

            (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

            (e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

            (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and (except in the case of a UK Loan Party) the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and (x) except in the case of a UK Loan Party, continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding and (y) in the case of a winding up petition relating to a UK Loan Party, continues undismissed or unstayed for fourteen (14) calendar days from the commencement or, if earlier and the UK Loan Party is not seeking the stay or dismissal of such petition in good faith, until the day prior to any substantive hearing; or

            (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

            (h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

            (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in

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      liability of any Loan Party under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

            (j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

            (k) Change of Control. There occurs any Change of Control; or

            (l) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected first priority lien (or other security purported to be created on the applicable Collateral) on and security interest in the Collateral covered thereby, subject to Liens permitted under Section 7.01 except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreements or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender's title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, or (ii) any of the Equity Interests of the Company ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the Security Agreement; or

            (m) Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be "Senior Indebtedness" (or any comparable term) or "Senior Secured Financing" (or any comparable term) under, and as defined in any Junior Financing Documentation or (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Financing, if applicable.

      Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

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            (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

            (c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

            (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

      Section 8.03 Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Subsidiary affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the Company, have assets with a value in excess of 2% of the consolidated total assets of the Company and its Subsidiaries or did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 2% of the total revenues of the Company and its Subsidiaries (it being agreed that each Subsidiary affected by any event or circumstance referred to in any such clause shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied).

      Section 8.04 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

            First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs payable under Section 10.04 and amounts payable under Article 3) payable to the Administrative Agent in its capacity as such;

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            Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section
      10.05 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

            Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

            Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the termination value under Secured Hedge Obligations and, to the extent remaining unpaid after application pursuant to clause Third above, the Cash Management Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

            Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

            Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

            Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrowers.

Notwithstanding anything to the contrary in this Agreement, amounts received from any Foreign Subsidiary on account of the Obligations of any Foreign Subsidiary shall be applied solely to the payment of Obligations of Foreign Subsidiaries.

                                    ARTICLE 9
                      ADMINISTRATIVE AGENT AND OTHER AGENTS

      Section 9.01 Appointment and Authorization of Agents. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this

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Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent" as used in this Article 9 and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

      (c) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral agent" (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 (including, without limitation, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

      (d) Each Lender (acting for itself and on behalf of each of its Affiliates which is or becomes a Secured Party from time to time) in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable), Overdraft Loan Facility Lender (if applicable) and a potential Hedge Bank, confirms the appointment and designation of the Administrative Agent (or any successor thereto) as the person holding the power of attorney ("FONDE DE POUVOIR") within the meaning of Article 2692 of the Civil Code of Quebec for the purposes of the hypothecary security under each deed of hypothec to be granted by any of the Loan Parties under the laws of the Province of Quebec and, in such capacity, the Administrative Agent shall hold the hypothecs granted under the laws of the Province of Quebec as such fonde de pouvoir in the exercise of the

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rights conferred thereunder. The execution by the Administrative Agent, as such fonde de pouvoir prior to the Closing Date of any deed creating or evidencing any such hypothec is hereby ratified and confirmed. Notwithstanding the provisions of Section 32 of the Act respecting the special powers of legal persons (Quebec), the Administrative Agent may acquire and be the holder of any of the debentures secured by any such hypothec. Each future Lender that becomes party to this Agreement, by becoming a party to this Agreement, shall be deemed to have ratified and confirmed (for itself and on behalf of each of its Affiliates that is or becomes a Secured Party from time to time) the appointment of the Administrative Agent as fonde de pouvoir.

      Section 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact including for the purpose of any Borrowings or payments in Alternative Currencies, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

      Section 9.03 Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

      Section 9.04 Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so

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requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

      (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

      Section 9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and the other Loan Parties. Except for notices, reports and

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other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

      Section 9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person's own gross negligence or willful misconduct; provided that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

      Section 9.08 Agents in their Individual Capacities. JPMorgan Chase Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though JPMorgan Chase Bank were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, JPMorgan Chase Bank or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, JPMorgan Chase Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include JPMorgan Chase Bank in its individual capacity. The provisions of this Section 9.08 shall apply to the Lender acting as Overdraft Loan Facility Lender, mutatis mutandis.

      Section 9.09 Successor Agents. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a

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successor agent for the Lenders, which successor agent shall be consented to by the Company at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Company shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent," shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent's appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article 9 and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

      Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

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            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

      Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      Section 9.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent:

            (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit, (ii) that is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, the Company or any of its Domestic Subsidiaries that are Restricted Subsidiaries, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, or (iv) owned by a Guarantor upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

            (b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

            (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Junior Financing.

      Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will, at the Company's expense, execute and deliver to the applicable Loan Party such

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documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

      Section 9.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "co-documentation agent", "joint bookrunner," "arranger" or "joint lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

      Section 9.13 Appointment of Supplemental Administrative Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL ADMINISTRATIVE AGENT" and collectively as "SUPPLEMENTAL ADMINISTRATIVE AGENTS").

      (b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article 9 and of Section
9.07 (obligating the Company to pay the Administrative Agent's expenses and to indemnify the Administrative Agent) that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

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      (c) Should any instrument in writing from the Company, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Company or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

                                   ARTICLE 10
                                  MISCELLANEOUS

      Section 10.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

            (a) extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

            (b) postpone any date scheduled for any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender directly affected thereby, it being understood that the waiver of any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

            (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrowers to pay interest at the Default Rate;

            (d) change any provision of this Section 10.01, the definition of "Required Lenders" or Section 2.06(c) without the written consent of each Lender;

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            (e) other than in a transaction permitted under Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

            (f) other than in connection with a transaction permitted under
      Section 7.04 or 7.05, release all or substantially all of the value of the Guaranty, without the written consent of each Lender;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

      Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

      In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans ("REFINANCED TERM LOANS") with a replacement term loan tranche hereunder ("REPLACEMENT TERM LOANS"); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such

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refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

      Notwithstanding anything to the contrary contained in Section 10.01, if the Borrowers request that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Super-Majority Lenders (as hereinafter defined), then with the consent of the Borrowers and the Super-Majority Lenders, the Borrowers and the Super-Majority Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders that did not agree to the modification or amendment requested by the Borrowers (such Lender or Lenders, collectively the "MINORITY Lenders") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-Majority Lenders (with the written consent thereof), so that the total Commitment after giving effect to such amendment shall be in the same amount as the total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-Majority Lender or Lenders, as the case may be, as may be necessary to repay in full, at par, the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate to effect the foregoing clauses (w), (x) and
(y). As used herein, the term "SUPER-MAJORITY LENDERS" shall have the same meaning as "Required Lenders" except that the phrase "50%" set forth therein shall be replaced by the phrase "66-2/3%".

      Notwithstanding anything to the contrary contained in Section 10.01, the terms of the Overdraft Loan Facility may be amended and waived with the consent of the Administrative Agent, the Overdraft Loan Facility Lender and the Company without the need to obtain the consent of any other Lender provided that the consent of the Majority Revolving Credit Lenders shall be required for (i) any amendment or waiver to the Overdraft Loan Facility which reduces the interest rate on Overdraft Facility Loans to interest rates lower than those provided for Base Rate Loans set forth in this Agreement or (ii) any amendment or waiver to the Overdraft Loan Facility after the Overdraft Participation Date.

      Notwithstanding anything to the contrary contained in Section 10.01, guarantees, collateral security documents and related documents executed by Foreign Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Company without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects or
(iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

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      Section 10.02 Notices and Other Communications; Facsimile Copies. (a)
General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 10.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to any Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

            (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to
Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

      (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

      (d) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such

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notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

      (e) Designation by Overseas Borrowers. Each Overseas Borrower hereby designates the Company as its representative and agent on its behalf for the purposes of giving and receiving all notices (other than Borrowing Requests and requests for the issuance of Letters of Credit pursuant to Section 2.03) and any other documentation required to be delivered to it pursuant to this Agreement and any other Loan Document by the Administrative Agent or any Lender. The Company hereby accepts such appointment. The Agents and the Lenders may regard any notice (other than Borrowing Requests and requests for the issuance of Letters of Credit pursuant to Section 2.03) or other communication pursuant to any Loan Document from the Company as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Overseas Borrower or Overseas Borrowers hereunder to the Company on behalf of such Overseas Borrower or Overseas Borrowers. Each Overseas Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Company shall be deemed for all purposes to have been made by such Overseas Borrower and shall be binding upon and enforceable against such Overseas Borrower to the same extent as if the same had been made directly by such Overseas Borrower.

      Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

      Section 10.04 Attorney Costs, Expenses and Taxes. The Company agrees (a) to pay or reimburse the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Arrangers for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Simpson Thacher & Bartlett LLP, and (b) to pay or reimburse the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Arrangers and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including, without limitation, all such costs and expenses incurred during any legal proceeding,

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including any proceeding under any Debtor Relief Law, and including all Attorney
Costs of counsel to the Administrative Agent). The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other (reasonable, in the case of Section 10.04(a)) out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid promptly. The agreements in this
Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

      Section 10.05 Indemnification by the Company. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold harmless each Agent-Related Person, each Lender (including the Overdraft Loan Facility Lender) and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Company, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee as determined by a final judgment of a court of competent jurisdiction. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or

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not any of the transactions contemplated hereunder or under any of the other
Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

      Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

      Section 10.07 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor any Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees ("Assignees") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations, in Swing Line Loans and in Overdraft Facility Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

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                        (A) the Company, provided that no consent of the Company
                  shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any Assignee;

                        (B) the Administrative Agent, provided that no consent
                  of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) to an Agent or an Affiliate of an Agent; and

                        (C) the L/C Issuer, provided that no consent of the L/C
                  Issuer shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent.

            (ii) Assignments shall be subject to the following additional conditions:

                        (A) except in the case of an assignment to a Lender or
                  an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of each Revolving Credit Facility), or $1,000,000 (in the case of a Term Loan) unless each of the Company and the Administrative Agent otherwise consent, provided that (1) no such consent of the Company shall be required if an Event of Default under
                  Section 8.01(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

                        (B) the parties to each assignment shall execute and
                  deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that only one such $3,500 fee shall be paid in respect of all assignments to a Lender or its Affiliates on any single day by a single Approved Fund and its Affiliates; and

                        (C) the assignee, if it shall not be a Lender, shall
                  deliver to the Administrative Agent an administrative questionnaire in the form requested by the Administrative Agent.

      This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

      (c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and

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obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the relevant Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

      (d) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (e) Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that directly affects such Participant. Subject to Section 10.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c) but shall not be entitled to recover greater amounts under such Sections than the selling Lender would be entitled to recover. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to
Section 2.13 as though it were a Lender.

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      (f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the relevant Borrower's prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless the relevant Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the relevant Borrower, to comply with Section 10.15 as though it were a Lender.

      (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (h) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the relevant Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the relevant Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the relevant Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

      (i) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall

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not be entitled to exercise any of the rights of a Lender under the Loan
Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

      (j) Notwithstanding anything to the contrary contained herein, JPMorgan Chase Bank may, upon thirty (30) days' notice to the Company and the Lenders, resign as L/C Issuer and/or Swing Line Lender; provided that on or prior to the expiration of such 30-day period with respect to JPMorgan Chase Bank's resignation as L/C Issuer, JPMorgan Chase Bank shall have identified a successor L/C Issuer reasonably acceptable to the Company willing to accept its appointment as successor L/C Issuer. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Company to appoint any such successor shall affect the resignation of JPMorgan Chase Bank as L/C Issuer or Swing Line Lender, as the case may be, except as expressly provided above. If JPMorgan Chase Bank resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If JPMorgan Chase Bank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

      Section 10.08 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this
Section 10.08 (or as may otherwise be reasonably acceptable to the Company), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Company; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, "INFORMATION" means all information received from any Loan Party relating to any Loan Party

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or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

      Section 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Company or any other Loan Party, any such notice being waived by the Company (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that, in the case of any such deposits or other Indebtedness for the credit or the account of any Foreign Subsidiary, such set off may only be against any Obligations of Foreign Subsidiaries. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary that is not a Loan Party constitute collateral security for payment of the Obligations of the Company or any Domestic Subsidiary, it being understood that (a) the Equity Interests of any Foreign Subsidiary that is not a Loan Party do not constitute such an asset and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrowers' obligations to make any mandatory prepayment pursuant to Section 2.05(b)(ii), it being understood that the foregoing provisions of this sentence shall not limit any rights or remedies which any Lender or its Affiliates may have with respect to the Overdraft Loan Facility.

      Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law,
(a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or

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unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      Section 10.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

      Section 10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 10.15 Tax Forms. Each Lender and Agent that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (each, a "FOREIGN LENDER") shall deliver to the Company and the Administrative Agent, on or prior to the date which is ten (10) Business Days after the Closing Date (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the Company or any other Loan Party pursuant to this Agreement or any other Loan

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Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Company or any other Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Company and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under
Section 881(c) of the Code, a certificate that establishes in writing to the Company and the Administrative Agent that such Foreign Lender is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent shareholder within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to the Company with the meaning of
Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Company and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Company and the Administrative Agent of any available exemption from, or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Company or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Company and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Company or the Administrative Agent, and (B) promptly notify the Company and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall deliver to the Company and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Company or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

            (iii) The Company shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a), or (B) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section

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      10.15(b); provided that (i) if such Lender shall have satisfied the requirement of this or Section 10.15(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or Section 10.15(b) shall relieve any Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate and (ii) nothing in this Section 10.15(a) shall relieve any Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that the requirements of 10.15(a)(ii) have not been satisfied if such Borrower is entitled, under applicable Law, to rely on any applicable forms and statements required to be provided under this Section 10.15 by the Foreign Lender that does not act or has ceased to act for its own account under any of the Loan Documents, including in the case of a typical participation.

            (iv) The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

      (b) Each Lender and Agent that is a "United States person" within the meaning of Section 7701(a)(30) of the Code (each, a "U.S. LENDER") shall deliver to the Administrative Agent and the Company two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or any successor form. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code.

      Section 10.16 Governing Law. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR

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PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER
DOCUMENT RELATED THERETO.

      Section 10.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      Section 10.18 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and Holdings and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and the L/C Issuer that each such Lender, Swing Line Lender and the L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, each Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

      Section 10.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

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      Section 10.20 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including, without limitation, the exercise of any right of setoff, rights on account of any banker's lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.20 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party. Notwithstanding the foregoing, the Lenders and their Affiliates may exercise set off rights in accordance with Section 10.09 against the Company and its Subsidiaries with respect to the Overdraft Loan Facility.

      Section 10.21 USA PATRIOT Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

      Section 10.22 Agent for Service of Process. The Company agrees that promptly following request by the Administrative Agent it shall cause each Foreign Subsidiary which is a Loan Party or for whose account a Letter of Credit is issued to appoint and maintain an agent reasonably satisfactory to the Administrative Agent to receive service of process in New York City on behalf of such Foreign Subsidiary.

      Section 10.23 Existing Credit Agreement; Effectiveness of Second Amendment and Restatement. Until this Agreement becomes effective in accordance with the terms of the Second Amendment and Restatement Agreement, the Existing Credit Agreement shall remain in full force and effect and shall not be affected hereby. After the Second Restatement Effective Date, all obligations of the Borrowers under the Existing Credit Agreement shall become obligations of the Borrowers hereunder, secured by the Loan Documents, and the provisions of the Existing Credit Agreement shall be superseded by the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  * * * * * * *

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 UGS CORP.

                                 By:    /s/ Douglas E. Barnett
                                    --------------------------------------------
                                    Name: Douglas E. Barnett
                                    Title:

                                 UGS HOLDINGS, INC.

                                 By:    /s/ Douglas E. Barnett
                                    --------------------------------------------
                                    Name: Douglas E. Barnett
                                    Title:

                                 JPMORGAN CHASE BANK, as Administrative
                                 Agent, Lender, L/C Issuer and Swing Line Lender

                                 By:  /s/ Illegible
                                     -------------------------------------------
                                     Name: Illegible
                                     Title: Vice President

                                 CITICORP NORTH AMERICA, INC., as
                                 Syndication Agent and Initial Lender

                                 By:  /s/ David Wirdnam
                                    --------------------------------------------
                                    Name: David Wirdnam
                                    Title: Vice President

                                 MORGAN STANLEY SENIOR FUNDING,
                                 INC., as Co-Documentation Agent and Lender

                                 By:  /s/ Eugene F. Martin
                                    --------------------------------------------
                                    Name: Eugene F. Martin
                                    Title: Vice President

                                 WELLS FARGO FOOTHILL, LLC, as Co-
                                 Documentation Agent and Lender

                                 By:  /s/ Sanat S. Amladi
                                    --------------------------------------------
                                    Name: Sanat S. Amladi
                                    Title: Vice President

                                    KZH CRESCENT-2 LLC

                                    By:  /s/ Hi Hua
                                       -----------------------------------------
                                       Name: Hi Hua
                                       Title: Authorized Agent

                                    KZH CRESCENT-3 LLC

                                    By:  /s/ Hi Hua
                                       -----------------------------------------
                                       Name: Hi Hua
                                       Title: Authorized Agent

                                    KZH SOLEIL LLC

                                    By:  /s/ Hi Hua
                                       -----------------------------------------
                                       Name: Hi Hua
                                       Title: Authorized Agent

                                    KZH SOLEIL-2 LLC

                                    By:  /s/ Hi Hua
                                       -----------------------------------------
                                       Name: Hi Hua
                                       Title: Authorized Agent

                                 FOOTHILL INCOME TRUST, L.P.
                                 BY FIT GP, LLC, Its General Partner

                                 By:  /s/ Sean T. Dixon
                                    --------------------------------------------
                                    Name: Sean T. Dixon
                                    Title: Managing Member

                                 GENERAL ELECTRIC CAPITAL CORPORATION

                                 By:  /s/ Robert M. Kadlick
                                    --------------------------------------------
                                    Name: Robert M. Kadlick
                                    Title: Authorized Signatory

                                 UBS AG, STAMFORD BRANCH

                                 By:  /s/ Illegible
                                    --------------------------------------------
                                    Name: Illegible
                                    Title:

                                 By:  /s/ Illegible
                                    --------------------------------------------
                                    Name: Illegible
                                    Title:

      The undersigned hereby acknowledges and agrees that, upon the effectiveness of the merger of UGS Corp. with and into UGS PLM Solutions Inc. with UGS PLM Solutions Inc. continuing as the surviving corporation under the name "UGS Corp.", it will succeed by operation of law to all of the rights and obligations of UGS Corp. set forth herein and that all references herein to the "Company" shall thereupon be deemed to be references to the undersigned.

UGS PLM SOLUTIONS INC.

By:  /s/ Douglas E. Barnett
   ------------------------
   Name: Douglas E. Barnett
   Title: